UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934
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VeriSign, Inc.

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NOTICE OF 2023 ANNUAL MEETING AND PROXY STATEMENT

VeriSign, Inc.
12061 Bluemont Way
Reston, Virginia 20190
April 11, 2023
To Our Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of VeriSign, Inc. (“we,” “our,” “us,” or the “Company”) to be held at our corporate offices located at 12061 Bluemont Way, Reston, Virginia 20190 on Thursday, May 25, 2023, at 10:00 a.m., Eastern Time.
The matters expected to be acted upon at the Annual Meeting are described in detail on the following pages.
We are using a U.S. Securities and Exchange Commission rule that allows us to furnish our proxy materials over the internet. As a result, we are mailing to our stockholders a Notice Regarding the Availability of Proxy Materials instead of a paper copy of the following Proxy Statement, together with our 2022 Annual Report. The Notice Regarding the Availability of Proxy Materials contains instructions on how to access those documents over the internet or receive a paper copy of those documents. We believe that this process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.
It is important that you use this opportunity to take part in the affairs of the Company by voting on the business to come before the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote electronically via the internet or by telephone as described in the Notice Regarding the Availability of Proxy Materials and under “Information About the Meeting—Internet and Telephone Voting” within the following Proxy Statement, or alternatively, if you have received paper copies of our proxy materials, please complete, date, sign, and promptly return the accompanying proxy card or voting instruction form by mail using the enclosed envelope so that your shares may be represented at the Annual Meeting. Returning or completing the proxy card does not deprive you of your right to attend the Annual Meeting and vote your shares.
Thank you for your continued support of the Company.

Sincerely,

/s/ D. James Bidzos
D. James Bidzos

Chairman of the Board of Directors, Executive Chairman, and Chief Executive Officer

Notice of 2023 Annual Meeting of Stockholders

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) will be held for the following purposes:

Date and Time
May 25, 2023 (Thursday) 10:00 a.m. (Eastern
Location
The Annual Meeting will be held at our corporate offices located at 12061 Bluemont Way, Reston, Virginia
Who Can Vote
Only stockholders of record at the close of business on March 31, 2023, which is the record date, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

PROPOSALS		BOARD VOTE RECOMMENDATION	FOR FURTHER DETAILS
1	Election of Eight Directors Named in the Proxy Statement	FOR each director nominee	Page 10

2	Advisory Vote to Approve Executive Compensation	FOR	Page 30
3	Advisory Vote to Approve the Frequency of the Executive Compensation Vote	ONE YEAR	Page 51

4	Ratification of Selection of KPMG LLP as Independent Registered Public Accounting Firm for 2023	FOR	Page 52
5	Stockholder Proposal Regarding an Independent Chair Policy	AGAINST	Page 54

Stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
If you hold your shares as of the record date as a stockholder of record or as a beneficial owner, you or your proxyholder may participate, vote, or submit questions during the meeting. A list of stockholders of record entitled to vote shall be available to any stockholder for any purpose relevant to the 2023 Meeting during the 10 days prior to the Annual Meeting upon request to the Office of the Corporate Secretary. In addition, the list of stockholders of record will also be available during the Annual Meeting.

Reston, Virginia
April 11, 2023
By Order of the Board of Directors,

/s/ Thomas C. Indelicarto
Thomas C. Indelicarto
Secretary

2023 Proxy Statement	1

Notice of 2023 Annual Meeting of Stockholders
How to Vote
Whether or not you plan to attend the Annual Meeting, please vote electronically via the internet or by telephone as described on the Notice Regarding the Availability of Proxy Materials and under “Information About the Meeting—Internet and Telephone Voting” in the Proxy Statement, or alternatively, if you have received paper copies of proxy materials, complete, date, sign, and promptly return the accompanying proxy card or voting instruction form by mail using the enclosed envelope so that your shares may be represented at the Annual Meeting.

Internet	Telephone	Mail	Attending the Meeting
Visit the website listed on your proxy card	Call the telephone number on your proxy card	Sign, date, and return your proxy card in the enclosed envelope	Attend and vote at the Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 25, 2023: The 2023 Proxy Statement, together with the 2022 Annual Report, are available at www.edocumentview.com/vrsn.

A Notice Regarding the Availability of Proxy Materials or the Proxy Statement and related proxy materials were first sent or made available to stockholders on April 11, 2023.

2	VeriSign, Inc.

2023 Proxy Statement	3

2022 Business Highlights

$1.42 billion Revenue 7.3% increase compared to 2021	$943.1 million Operating Income 8.8% increase compared to 2021	173.8 million .com and .net Domain Name Registrations in Domain Name Base at End of 2022 0.2% increase from December 31, 2021	39.9 million New Domain Name Registrations Processed for .com and .net in 2022 compared to 44.6 million in 2021

Verisign’s Mission, Values, and Strategic Framework
Our mission and values are at the center of everything we do. They are the principles under which we perform our primary responsibility: helping to enable the security, stability, and resiliency of key internet infrastructure and services. Every year, we develop our corporate goals to support this strategy, which are organized around three strategic framework principles: Protect Unconditionally, Grow Responsibly, and Manage Continuously.
Verisign’s Mission
Verisign enables the world to connect online with reliability and confidence, anytime, anywhere.
Verisign’s Values

We are stewards of the internet and our Company
Billions of people and a significant portion of the world’s economy rely on the internet infrastructure we help to manage and operate. As stewards of the internet and our Company, we work to ensure every decision and action preserves the trust people place in us and creates value for our stockholder.
We are passionate about technology and continuous improvement
We embrace new technologies, ideas, and the potential they promise. We also challenge past assumptions and do not accept that what works today will work tomorrow. This enables us to continue building, sustaining, and improving on the internet’s infrastructure.

We respect others and exhibit integrity in our actions
The internet has made the world a smaller place, so the way we do business is more important now than ever. That’s why we demonstrate respect and integrity in all of our interactions with our stakeholders — customers, stockholders, business partners, internet users, and each other.
We take responsibility for our actions and hold ourselves to a higher standard
We understand that the role we play in supporting the global internet is a privilege and with that privilege comes great responsibility. We appreciate that our decisions and actions have consequences far beyond our own Company. Therefore, we hold ourselves to a higher standard in all we do.

Verisign’s Strategic Framework

We protect unconditionally.	We grow responsibly.	We manage continuously.
In this Proxy Statement, the terms “we,” “our,” “us,” “Verisign” or the “Company” refer to VeriSign, Inc.

4	VeriSign, Inc.

Voting Roadmap
The accompanying proxy is solicited on behalf of our Board of Directors (the “Board”) for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our corporate offices located at 12061 Bluemont Way, Reston, Virginia 20190 on Thursday, May 25, 2023 at 10:00 a.m., Eastern Time.
This summary highlights certain information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and we encourage you to read the entire Proxy Statement before voting.

Proposal 1
Election of Directors

FOR	The Board recommends a vote FOR each director nominee.	See page 10
Director Nominees
The following provides summary information about each director nominee.

			COMMITTEE MEMBERSHIP
NAME	AGE	DIRECTOR SINCE	AUDIT	COMPENSATION	CORPORATE GOVERNANCE AND NOMINATING	CYBERSECURITY
D. James Bidzos	68	1995				M
Courtney D. Armstrong IND	52	2021		M	M
Yehuda Ari Buchalter IND	51	2019			M	M
Kathleen A. Cote IND	74	2008	M		C
Thomas F. Frist III IND	55	2015		C	M
Jamie S. Gorelick IND	72	2015		M	M
Roger H. Moore Lead Independent Director	81	2002	M		M	C
Timothy Tomlinson IND	73	2007	C	M	M	M
C – Chairperson     M – Member     IND – Independent

2023 Proxy Statement	5

Voting Roadmap
Director Nominee Snapshot

Corporate Governance Highlights

Board Composition	•7 out of 8 directors are independent. •2 out of 8 directors are women.
Diversity
•2 directors self-identify as being from underrepresented communities (meaning, an individual who self-identifies as Black, African American, Hispanic, Latinx, Asian, Native American, Alaska Native, Native Hawaiian, or Pacific Islander, or who self-identifies as gay, lesbian, bisexual, or transgender).

Annual Election of Directors	•All directors are elected annually.
Majority Voting Standard	•To be elected in uncontested elections, each nominee for director must receive a majority of the votes cast.
Lead Independent Director	•We have a lead independent director with robust responsibilities.
Board Committees
•We have an Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee, each of which is composed entirely of independent directors.
•We have a Cybersecurity Committee to assist the Board with its oversight of the Company’s cybersecurity program and risks.

Stockholder Rights	•Stockholders have proxy access rights. •Stockholders owning together as few as 10% of outstanding common stock may call a special meeting of stockholders.
Single Voting Class	•Our common stock is the only class of voting shares outstanding.
One Share, One Vote	•Each share of our common stock is entitled to one vote.
Annual Board Leadership Evaluation	•The Board evaluates the Board leadership structure annually.
Annual Self-Evaluations	•The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively.
No “Poison Pill”	•We do not have a stockholder rights plan, or “poison pill,” in place.
Annual Auditor Ratification	•Stockholders have the opportunity to ratify the Audit Committee’s selection of our independent registered public accounting firm annually.
Stock Retention Policy	•Directors and executives are subject to a stock retention policy.
Political Contributions
•In response to stockholder feedback, we adopted our Political Contributions Policy, which formally established our general prohibition against direct political contributions by the Company to candidates, political parties, campaign committees, and political action committees.

6	VeriSign, Inc.

Voting Roadmap

Proposal 2
Advisory Vote to Approve Executive Compensation

FOR	The Board recommends a vote FOR this proposal.	See page 30
Compensation Framework
The chart below shows the three main elements of our executive compensation program, including the percentage that each element comprised in our CEO’s 2022 pay mix at target and our other NEOs’ 2022 average pay mix at target, our objectives for each element of compensation, the factors we use to determine compensation amounts and performance measures.

ELEMENT		OBJECTIVE	FACTORS	MEASURES
CEO	Other NEOs (Average)
Base Salary (% of Pay Mix at Target)		Provide a guaranteed level of annual income in order to attract and retain our executive talent. Increases are not automatic or guaranteed.	•Job responsibilities and scope •Experience •Individual contributions •Internal pay equity

CEO	Other NEOs (Average)
Annual Incentive Bonus (% of Pay Mix at Target)		Provide a performance-based incentive for achieving individual goals and the Company’s financial and strategic goals.	•Company performance •Individual performance	•Revenue •Operating margin

CEO	Other NEOs (Average)
Long-Term Incentive Compensation (% of Pay Mix at Target)		Provide an award that both serves a retention purpose and incentivizes executives to manage the Company from the perspective of a stockholder.
•Importance of the executive to Company performance
•Individual contributions
•Future potential of the executive
•Value of executive’s vested and unvested outstanding equity awards (performance-based and time-based restricted stock units)
•Compound annual growth rate (CAGR) of operating income •Total Shareholder Return (TSR)

2023 Proxy Statement	7

Voting Roadmap
Executive Compensation Highlights
Our executive compensation program is designed to attract and retain the executive talent we need to maintain our high performance standards and grow our business for the future. Our philosophy is to provide a mix of compensation that motivates our executives to achieve our short and long-term performance goals, which in turn will create value for our stockholders. We made no significant changes to our overall approach to executive compensation for 2022.

Pay for Performance Alignment	•For the CEO, 92% of targeted total compensation is performance-based.
•For other NEOs, 86% of targeted total compensation on average is performance-based.
Compensation Governance Practices and Policies	•Annual Benchmarking of Executive Compensation
•Independent Compensation Consultant
•Annual Say-on-Pay Vote
•Stock Ownership Requirements
•Clawback Policy
•Forfeiture Provisions
•Annual Compensation Risk Assessment
Responsible Pay Practices	•No Employment Contracts
•No Single Trigger Benefits Upon a Change-in-Control
•No Tax Gross-Ups Upon a Change-in-Control
•No Special Pension or Retirement Plans
•No Significant Perquisites

Proposal 3
To Approve, on a Non-Binding, Advisory Basis, the Frequency of the Executive Compensation Vote

ONE YEAR	The Board recommends voting for ONE YEAR for the non-binding stockholder advisory vote to approve executive compensation.	See page 51

8	VeriSign, Inc.

Voting Roadmap

Proposal 4
Ratification of Selection of KPMG LLP as Independent Registered Public Accounting Firm for 2023

FOR	The Board recommends a vote FOR this proposal.	See page 52
Principal Accountant Fees and Services
The following table presents fees billed for professional services rendered by KPMG LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2022 and December 31, 2021, and fees billed for other services provided by KPMG LLP, in each of the last two completed years.

	2022 FEES	2021 FEES
Audit fees(1)	$1,815,926	$1,986,852
Audit-related fees	–	–
Tax fees	–	–
All other fees(2)	16,500	–
Total fees	$1,832,426	$1,986,852
(1)Audit fees consist of fees for the integrated audit of the annual financial statements included in our Annual Reports on Form 10-K, the review of the interim financial statements included in our Quarterly Reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements for those years.
(2)All other fees consist of registration fees for three employees to participate in KPMG’s Executive Leadership Institute for Women.

Proposal 5
Stockholder Proposal Regarding an Independent Chair Policy

AGAINST	The Board recommends a vote AGAINST this stockholder proposal.	See page 54

2023 Proxy Statement	9

Proposal 1
Election of Directors
The Board consists of eight directors. Each of the directors was elected to a one-year term at the 2022 Annual Meeting of Stockholders.The terms of the current directors expire upon the election and qualification of the directors to be elected at the Annual Meeting. The Board has nominated each of the current directors, D. James Bidzos; Courtney D. Armstrong; Yehuda Ari Buchalter; Kathleen A. Cote; Thomas F. Frist III; Jamie S. Gorelick; Roger H. Moore; and Timothy Tomlinson, for election at the Annual Meeting to serve until our 2024 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Proxies cannot be voted for more than eight persons, which is the number of nominees.
Unless otherwise directed, the persons named as proxies on the proxy card intend to vote all proxies FOR the election of the Board’s nominees, each of whom has consented to serve as a director if elected. In addition, if a proxy card is properly executed and returned but no direction is made, the persons named as proxies on the proxy card intend to vote all proxies FOR the election of the Board’s nominees. If, at the time of the Annual Meeting, any of the nominees is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board, unless the Board chooses to reduce its own size. The Board has no reason to believe that any of the nominees will be unable or will decline to serve if elected.

FOR	The Board recommends a vote FOR the election of each of the foregoing director nominees.
Independence, Skills, Experience, and Diversity
Independence of Directors
As required under The Nasdaq Stock Market’s listing standards, a majority of the members of our Board must qualify as “independent directors,” as determined by the Board. The Board and the Corporate Governance and Nominating Committee consulted with our legal counsel to confirm that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of The Nasdaq Stock Market. Consistent with these considerations, after review of all relevant transactions and relationships between each director, or any of his or her family members, and Verisign, our executive officers, or our independent registered public accounting firm, our Board affirmatively determined on February 14, 2023 that seven out of the eight members of our Board are independent directors. Our independent directors are: Mr. Armstrong; Dr. Buchalter; Ms. Cote; Mr. Frist; Ms. Gorelick; Mr. Moore; and Mr. Tomlinson. Each member of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee is an independent director. Each member of the Cybersecurity Committee other than Mr. Bidzos is an independent director. Mr. Bidzos serves as Executive Chairman and Chief Executive Officer and thus is not considered an independent director.

10	VeriSign, Inc.

Proposal 1—Election of Directors
Skills, Experience, and Diversity
The chart below shows the range of skills and experience represented on the Board:

	BIDZOS	ARMSTRONG	BUCHALTER	COTE	FRIST	GORELICK	MOORE	TOMLINSON
Accounting, Corporate Finance, and Capital Management
Corporate Governance and Ethics
Executive Experience
International/Global Experience
Government and Public Policy
Legal and Regulatory
Other Public Company Board Experience
Risk Management
Strategic Planning and Oversight
Technology and Cybersecurity
BOARD DIVERSITY MATRIX
The table below provides certain highlights of the composition of our Board members and nominees as of March 31, 2023. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Total Number of Directors	8

	Female	Male
Gender Identity
Directors	2	6
Demographic Background
African American or Black	_	1
Alaska Native or Native American	_	_
Asian	_	_
Hispanic or Latinx	_	_
Native Hawaiian or Pacific Islander	_	_
White	2	5
Two or More Races or Ethnicities	_	_
LGBTQ+	1	_
Did Not Disclose Demographic Background	_	_

2023 Proxy Statement	11

Proposal 1—Election of Directors
Director Nominees
Set forth below is certain information relating to our director nominees, including details on each director nominee’s specific experience, qualifications, attributes, or skills that led the Board to conclude that the person should be nominated for election as a director for another term.

D. James Bidzos
Age: 68	Committees: Cybersecurity

Background
Mr. Bidzos has served as Executive Chairman since August 2009 and Chief Executive Officer since August 2011. He served as President from August 2011 to February 2020, Executive Chairman and Chief Executive Officer on an interim basis from June 2008 to August 2009, and President from June 2008 to January 2009. He served as Chairman of the Board since August 2007 and from April 1995 to December 2001. He served as Vice Chairman of the Board from December 2001 to August 2007. Mr. Bidzos served as a director of VeriSign Japan K.K. from March 2008 to August 2010 and served as Representative Director of VeriSign Japan K.K. from March 2008 to September 2008. Mr. Bidzos served as Vice Chairman of RSA Security Inc., an internet identity and access management solution provider, from March 1999 to May 2002, and Executive Vice President from July 1996 to February 1999. Prior to that, he served as President and Chief Executive Officer of RSA Data Security, Inc. from 1986 to February 1999.
Qualifications
Mr. Bidzos is a business executive with significant expertise in the technology that is central to the Company’s business. Mr. Bidzos is an internet and security industry pioneer who understands the strategic technology trends in markets that are important to the Company. Mr. Bidzos was a founder of the Company and has been either Chairman or Vice Chairman of the Company’s Board since the Company’s founding in April 1995, providing him with valuable insight and institutional knowledge of the Company’s history and development. Mr. Bidzos has prior experience on our Compensation Committee and our Corporate Governance and Nominating Committee and as a member of many other public-company boards. Mr. Bidzos’ years of board-level experience contribute important knowledge and insight to the Board. Additionally, Mr. Bidzos’ executive-level experience includes many years as a Chief Executive Officer, providing him with a perspective that the Board values. Mr. Bidzos also has international business experience from his service as a director of VeriSign Japan K.K.

Courtney D. Armstrong IND
Age: 52	Committees: Corporate Governance and Nominating, Compensation

Background
Courtney D. Armstrong has served as a director since June 2021. Mr. Armstrong is currently President of Business Affairs and Administration at Paramount Pictures, a film and television production and distribution company, a position he has held since October 2021. From April 2014 to October 2021, Mr. Armstrong served as Executive Vice President, Worldwide Business Affairs of Warner Bros. Pictures, a film and entertainment studio, where he oversaw all day-to-day business and legal aspects of worldwide film acquisition, development, production and initial distribution for the studio, including supervising the negotiations of key deals with filmmakers and talent. He joined Warner Bros. Pictures in 2003 as a Director of Business Affairs and was promoted to Vice President in 2004 and Senior Vice President in 2007. Before joining Warner Bros. Pictures, Mr. Armstrong spent three years at Walt Disney Pictures as an attorney in the Business and Legal Affairs department of the Motion Picture Group. Prior to that, Mr. Armstrong began his career as a litigation associate on the entertainment litigation team at the Los Angeles-based law firm Paul Hastings LLP. Mr. Armstrong is a graduate of the Northwestern Pritzker School of Law and holds an M.B.A. degree from the Kellogg School of Management. He received his undergraduate degree in Mechanical Engineering from Northwestern University.
Qualifications
Mr. Armstrong is a business executive with significant expertise in business and legal matters. Mr. Armstrong’s expertise as a business executive includes sales and marketing, financial management, contract negotiation, and distribution, providing him with a perspective that the Board values.

12	VeriSign, Inc.

Proposal 1—Election of Directors

Yehuda Ari Buchalter IND
Age: 51	Committees: Corporate Governance and Nominating, Cybersecurity

Background
Dr. Buchalter has served as a director since July 2019. Dr. Buchalter is the Chief Executive Officer of Place Exchange, Inc., a technology company in the digital advertising space, a position he has held since July 2021. From May 2017 to July 2021, Dr. Buchalter served as the Chief Executive Officer of Intersection Holdings, LLC (“Intersection”), a leading smart cities media and technology company. At Intersection, Dr. Buchalter’s responsibilities included leadership of the Infosec Leadership Team, which was responsible for overseeing the company’s security and risk management issues, including data security and privacy issues. From July 2008 to January 2017, Dr. Buchalter served as the Chief Operating Officer and then President of MediaMath, a leading programmatic advertising technology platform. From January 2005 to April 2008, Dr. Buchalter was a Senior Partner at the marketing consultancy and agency Rosetta, where he led the Digital Media & Technology vertical. Prior to that, Dr. Buchalter was an Associate Principal in McKinsey & Company’s Media & Technology practice and a founding member of their Innovation practice. Dr. Buchalter holds a B.S. in Physics from Stanford University, a Ph.D. in Astronomy from Columbia University, and was a postdoctoral fellow in Theoretical Astrophysics at the California Institute of Technology.
Qualifications
Dr. Buchalter is a business executive with significant experience building and leading technology companies. Dr. Buchalter’s expertise as a business executive includes business administration, sales and marketing, product development, engineering, and operations, providing him with a perspective that the Board values.

Kathleen A. Cote IND
Age: 74	Committees: Audit, Corporate Governance and Nominating (Chair)

Background
Ms. Cote has served as a director since February 2008. From May 2001 to June 2003, Ms. Cote served as Chief Executive Officer of Worldport Communications, Inc., a provider of internet managed services. From September 1998 to May 2001, she served as Founder and President of Seagrass Partners, a consulting firm specializing in providing strategic planning, business, operational, and management support for startup and mid-sized technology companies. Prior to that, she served as President and Chief Executive Officer of Computervision Corporation, a supplier of desktop and enterprise, client server and web-based product development, and data management software and services. Ms. Cote served as a director of Western Digital Corporation from January 2001 to November 2021. Ms. Cote holds an Honorary Doctorate from the University of Massachusetts, an M.B.A. degree from Babson College, and a B.A. degree from the University of Massachusetts, Amherst.
Qualifications
Ms. Cote is a business executive with significant expertise overseeing global companies in technology and operations in the areas of systems integration, networks, hardware, and software, including web-based applications and internet services. Ms. Cote’s expertise in technology and operations is directly relevant to the Company’s business. Ms. Cote’s expertise as a business executive also includes sales and marketing, product development, strategic planning, and international experience, which contributes important expertise to the Board in those areas of business administration. Ms. Cote’s financial and accounting skills qualify her as an audit committee financial expert. In addition to Ms. Cote’s tenure as a director of the Company, Ms. Cote has served on several other boards of directors, including service on the audit and corporate governance committees of those boards as well as serving as the lead independent director, providing her with valuable board-level experience. Ms. Cote’s executive-level experience includes experience as a Chief Executive Officer, providing her with a perspective that the Board values.

2023 Proxy Statement	13

Proposal 1—Election of Directors

Thomas F. Frist III IND
Age: 55	Committees: Compensation (Chair), Corporate Governance and Nominating

Background
Mr. Frist has served as a director since December 2015. Since April 2019, Mr. Frist has served as Chairman of the Board of Directors of HCA Healthcare, Inc. where he has served as a director since 2006. Mr. Frist is the Founder and Managing Principal of Frist Capital, LLC, an investment firm based in Nashville, Tennessee he founded in 2002 that makes long-term equity investments in public and private companies. Prior to that he was the managing member of FS Partners II, LLC and he worked in principal investments at Rainwater, Inc. from 1992 to 1995. Mr. Frist previously served as a director of Science Applications International Corporation from 2013 until 2017. Mr. Frist holds a B.A. degree from Princeton University and an M.B.A. degree from Harvard Business School.
Qualifications
Mr. Frist’s significant directorship experience provides valuable expertise and perspective to the Board. His directorship experience includes having chaired, and served as a member of, various public company board committees. In addition to his significant experience as a public company director, Mr. Frist provides valuable experience in areas of business administration, finance, and operations, which the Board values.

Jamie S. Gorelick IND
Age: 72	Committees: Compensation, Corporate Governance and Nominating

Background
Ms. Gorelick has served as a director since January 2015. Ms. Gorelick has been a partner at Wilmer Cutler Pickering Hale and Dorr LLP, an international law firm, since July 2003. She has held numerous positions in the U.S. government, serving as Deputy Attorney General of the United States, General Counsel of the Department of Defense, Assistant to the Secretary of Energy, and a member of the bipartisan National Commission on Terrorist Threats Upon the United States. Ms. Gorelick has served as a director of Amazon.com, Inc. since February 2012 and currently serves as Chair of its Nominating and Corporate Governance Committee. She previously served as a director of United Technologies Corporation from February 2000 to December 2014 and a director of Schlumberger Limited from April 2002 to June 2010. She holds B.A. and J.D. degrees from Harvard University.
Qualifications
Ms. Gorelick is an experienced attorney with significant expertise in legal, policy, and corporate matters. Ms. Gorelick’s regulatory and policy experience is directly relevant to the Company’s business. She is well-versed in critical infrastructure and national security issues and brings a valuable skill-set and wealth of government experience to the Board. Ms. Gorelick has served on several other corporate boards, a compensation committee and a nominating and corporate governance committee, and served on numerous government boards and commissions. Ms. Gorelick’s experience in both the public and private sectors, combined with her experience in the corporate boardroom, provides her valuable board experience, and she offers a perspective the Board values.

14	VeriSign, Inc.

Proposal 1—Election of Directors

Roger H. Moore IND	Lead Independent Director
Age: 81	Committees: Audit, Corporate Governance and Nominating, Cybersecurity (Chair)

Background
Mr. Moore has served as a director since February 2002 and as our Lead Independent Director since February 2022. From December 2007 to May 2009, he served as a consultant assisting our Company in the divestiture of its former Communications Services business. From June 2007 through November 2007, Mr. Moore served as interim Chief Executive Officer and President of Arbinet-thexchange, Inc., a provider of online trading services. He was President and Chief Executive Officer of Illuminet Holdings, Inc., a provider of nationwide network and database services, from December 1995 until December 2001 when it was acquired by our Company. Mr. Moore has served as a director of Consolidated Communications Holdings, Inc. since July 2005 and previously served as a director of Western Digital Corporation from June 2000 through November 2014. Mr. Moore holds a B.S. degree in General Science from Virginia Polytechnic Institute and State University.
Qualifications
Mr. Moore is a business executive with significant expertise in general management, sales, technology, cybersecurity, and strategic planning in the telecommunications industry. Mr. Moore’s expertise contributes operational knowledge of important inputs to the Company’s businesses and provides valuable experience in areas of business administration. Mr. Moore also has significant experience, both as a senior executive and as a board member, in joint venture and mergers and acquisition transactions, which is experience that is valuable to the Board. Mr. Moore has experience in military intelligence, including serving two years at the National Security Agency. Mr. Moore’s financial and accounting skills qualify him as an audit committee financial expert. Mr. Moore has also served on several other boards of directors, including service on the audit, compensation, and corporate governance committees of certain of those boards, providing him with valuable board-level experience. In addition to the several years of business management experience mentioned above, Mr. Moore has international business experience from his time as President of Nortel Japan and as President of AT&T Canada.

Timothy Tomlinson IND
Age: 73	Committees: Audit (Chair), Compensation, Corporate Governance and Nominating, Cybersecurity

Background
Mr. Tomlinson has served as a director from the Company’s founding in 1995 until 2002, and again since his reappointment in November 2007. From May 2011 through December 2013, Mr. Tomlinson was a corporate lawyer employed as General Counsel of Portola Minerals Company, a producer and seller of limestone products. From May 2007 through May 2011, Mr. Tomlinson was employed as Of Counsel by the law firm Greenberg Traurig, LLP. Mr. Tomlinson was the founder and a named partner of Tomlinson Zisko LLP and practiced with this Silicon Valley law firm from 1983 until its acquisition by Greenberg Traurig, LLP in May 2007. He served as managing partner of Tomlinson Zisko LLP for multiple terms. While at Tomlinson Zisko LLP, Mr. Tomlinson and his firm served as the licensing counsel to RSA Data Security, Inc. and the Company for a wide variety of cryptographic and related cybersecurity products. Mr. Tomlinson holds a B.A. degree in Economics, a Ph.D. degree in History, an M.B.A., and a J.D. degree from Stanford University.
Qualifications
Mr. Tomlinson has significant expertise in corporate matters including finance and mergers and acquisitions and has represented clients in the technology industry for more than thirty years. Mr. Tomlinson’s long-term service on our Board has provided him with valuable insight and institutional knowledge of the Company’s history and development. Mr. Tomlinson’s financial and accounting skills qualify him as an audit committee financial expert. He has extensive experience in corporate governance, both as a lawyer advising clients, and through serving on our Audit, Compensation, and Corporate Governance and Nominating Committees, as well as the audit, compensation, and governance committees of other companies.

2023 Proxy Statement	15

Corporate Governance
Overview
Our business is conducted by our employees, managers and officers, under the direction of our Chief Executive Officer and the oversight of the Board, to enhance the long-term value of our Company for our stockholders. Key corporate governance documents that guide our corporate governance structure and processes, including our Corporate Governance Principles and the charters of the Board’s committees, are available on our Investor Relations website at https://investor.verisign.com/corporate-governance.
Board Structure and Operations
Board Leadership Structure
The Board regularly considers the appropriate leadership structure for the Board. Currently, the Company’s eight-member Board is led by Chairman D. James Bidzos. Mr. Bidzos is also an officer of the Company, serving as its Executive Chairman and Chief Executive Officer. The independent directors of the Board have appointed Roger Moore as Lead Independent Director. The Lead Independent Director: (i) presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; (ii) serves as liaison between the Chairman of the Board and the independent directors; (iii) works with the Chairman of the Board to facilitate timely and appropriate information flow to the Board; (iv) reviews and approves agendas and schedules for meetings of the Board; (v) exercises such other powers and duties as from time to time may be assigned to him or her by the Board; and (vi) meets with significant stockholders, as appropriate. In addition, the Lead Independent Director has the authority to call meetings and executive sessions of the independent directors.
The Board has determined that its current leadership structure represents an appropriate structure for the Board. In particular, this structure capitalizes on the expertise and experience of Messrs. Bidzos and Moore due to their service to the Board. The structure permits Mr. Bidzos to engage in the operations of the Company in a more in-depth way as Executive Chairman and Chief Executive Officer. Lastly, the structure ensures Board independence from management by permitting the Lead Independent Director to call and chair meetings and executive sessions of the independent directors separate and apart from the Chairman of the Board.
The Board has concluded that the Company and its stockholders are best served by not having a formal policy on whether the same individual should serve as both Chief Executive Officer and Chairman of the Board. This flexibility allows the Board to utilize its considerable experience and knowledge to elect the most appropriate director as Chairman, while maintaining the ability to separate the Chairman of the Board and Chief Executive Officer roles when necessary. This determination is made according to what the Board believes is best to provide appropriate leadership for the Board at such time.

Responsibilities Of Chairman Of The Board And Lead Independent Director
CHAIRMAN OF THE BOARD	Presides at meetings of the board, and, unless another person is designated, meetings of stockholders
Oversees the management, development and functioning of the board
Plans and organizes the schedule of board meetings and establishes the agendas for board meetings
RESPONSIBILITIES OF LEAD INDEPENDENT DIRECTOR	Presides at meetings of the board at which the chairman is not present, including executive sessions of the independent directors
Serves as a liaison between the chairman and independent directors
Works with the chairman to facilitate timely and appropriate information flow to the Board
Authorized to call meetings and executive sessions of the independent directors
Meets with significant stockholders, as appropriate
Approves agendas and schedules for meetings of the board to ensure there is sufficient time for discussion
Solicits comments and feedback from each director on the operation of the Board and its committees for areas of improvement

16	VeriSign, Inc.

Corporate Governance
Board Committees

AUDIT COMMITTEE
Members	Principal Responsibilities
Timothy Tomlinson (Chairperson) Kathleen A. Cote Roger H. Moore Meetings in 2022: 5
The Board has established an Audit Committee to:
•oversee the accounting and financial reporting processes at the Company, internal control over financial reporting, audits of the Company’s financial statements, the qualifications of the Company’s independent registered public accounting firm, and the performance of the Company’s internal audit department and the independent registered public accounting firm;
•be responsible for the appointment (subject to stockholder ratification), compensation, and retention of the independent registered public accounting firm, which reports directly to the Audit Committee;
•oversee the Company’s processes to manage business and financial risk, and compliance with significant applicable legal and regulatory requirements; and
•oversee the Company’s ethics and compliance program.
Independence
Each member of the Audit Committee meets the independence criteria of The Nasdaq Stock Market’s and the SEC’s rules. Each Audit Committee member meets The Nasdaq Stock Market’s financial knowledge requirements, and the Board has determined that the Audit Committee has at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities as required by Rule 5605(c)(2) of The Nasdaq Stock Market. Our Board has determined that each member of the Audit Committee is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.
Charter
The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and The Nasdaq Stock Market. The Audit Committee’s charter is available on our Investor Relations website at https://investor.verisign.com/corporate-governance.

2023 Proxy Statement	17

Corporate Governance

COMPENSATION COMMITTEE
Members	Principal Responsibilities
Thomas F. Frist III (Chairperson) Courtney D. Armstrong Jamie S. Gorelick Timothy Tomlinson Meetings in 2022: 5
The Board has established a Compensation Committee to:
•discharge the Board’s responsibilities with respect to all forms of compensation of the Company’s directors and employees, including executive officers;
•administer the Company’s equity incentive plans;
•oversee Verisign’s overall compensation philosophy and approve and evaluate executive officer compensation arrangements, plans, policies, and programs;
•oversee Verisign’s diversity, equity and inclusion initiatives and employee health and safety matters; and
•oversee the Company’s human capital matters, including a review of various workforce metrics, such as employee engagement, workforce demographics, hiring, turnover, and promotion rates, including diversity characteristics for each metric.
Independence
Each Compensation Committee member has been determined to be an “independent director” under the rules of The Nasdaq Stock Market for compensation committee members and a “non-employee director” pursuant to Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Charter
The Compensation Committee operates pursuant to a written charter. The Compensation Committee’s charter is available on our Investor Relations website at https://investor.verisign.com/corporate-governance.
For further information regarding the role of management and the independent compensation consultant in setting executive compensation, see “Executive Compensation—Compensation Discussion and Analysis” elsewhere in this Proxy Statement.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
Members	Principal Responsibilities
Kathleen A. Cote (Chairperson) Courtney Armstrong Yehuda Ari Buchalter Thomas F. Frist III Jamie S. Gorelick Roger H. Moore Timothy Tomlinson Meetings in 2022: 4
The Board has established a Corporate Governance and Nominating Committee to:
•recruit, evaluate, and nominate candidates for appointment or election to serve as members of the Board;
•recommend nominees for committees of the Board;
•assess contributions and independence of incumbent directors;
•review and make recommendations regarding the Board’s leadership structure;
•develop the Board’s CEO succession planning and evaluation process and oversee succession planning for positions held by senior management;
•recommend changes to corporate governance principles and committee charters and periodically review and assess the adequacy of these documents;
•oversee the Company’s Environmental, Social and Governance (“ESG”) initiatives; and
•review annually the performance of the Board.
Independence
Each Corporate Governance and Nominating Committee member has been determined by the Board to be an “independent director” under the rules of The Nasdaq Stock Market.
Charter
The Corporate Governance and Nominating Committee operates pursuant to a written charter. The Corporate Governance and Nominating Committee’s charter is available on our Investor Relations website at https://investor.verisign.com/corporate-governance.

18	VeriSign, Inc.

Corporate Governance

CYBERSECURITY COMMITTEE
Members	Principal Responsibilities
Roger H. Moore (Chairperson) D. James Bidzos Yehuda Ari Buchalter Timothy Tomlinson Meetings in 2022: 4
The Board has established a Cybersecurity Committee to:
•assist the Board with its oversight of the Company’s cybersecurity program and risks
•oversee the effectiveness of the cybersecurity program;
•review the activities of management’s Safety and Security Council;
•review the effectiveness of information security incident response, business continuity, and disaster recovery plans, including escalation protocols;
•review the budget and resources allocated for the cybersecurity program; and
•review the cybersecurity insurance program.
Independence
Each member of the Cybersecurity Committee other than Mr. Bidzos has been determined by the Board to be an “independent director” under the rules of The Nasdaq Stock Market.
Charter
The Cybersecurity Committee operates pursuant to a written charter. The Cybersecurity Committee’s charter is available on our Investor Relations website at https://investor.verisign.com/corporate-governance.

Board Nominations and Succession Planning
In nominating candidates for election to the Board, the Corporate Governance and Nominating Committee considers the performance and qualifications of each potential nominee or candidate, not only for his or her individual strengths but also for his or her potential contribution to the Board as a group. In carrying out this responsibility, the Corporate Governance and Nominating Committee also considers additional factors, such as diversity, business experience, and expertise within industries and markets tangential or complementary to the Company’s industry. Additionally, pursuant to its charter, the Corporate Governance and Nominating Committee evaluates and reviews with the Board the criteria for selecting new directors, including skills and characteristics such as diversity, in the context of the current composition of the Board and its committees. The pool of new director candidates from which the Corporate Governance and Nominating Committee recommends new director nominees includes female and racially/ethnically diverse candidates, and any third-party search firm that the Committee engages is instructed to include female and racially/ethnically diverse candidates in such pool as well.
The Corporate Governance and Nominating Committee considers candidates for director nominees proposed by directors and stockholders. The Corporate Governance and Nominating Committee may also from time to time retain one or more third-party search firms to identify suitable candidates.
If you would like to recommend to the Corporate Governance and Nominating Committee a prospective candidate, please submit the candidate’s name and qualifications to: Thomas C. Indelicarto, Secretary, VeriSign, Inc., 12061 Bluemont Way, Reston, Virginia 20190.
The Corporate Governance and Nominating Committee will consider all candidates identified by the directors, the chief executive officer, stockholders, or third-party search firms through the processes described above, and will evaluate each of them, including incumbents and candidates nominated by stockholders, based on the same criteria.
Board Evaluation Process
The Corporate Governance and Nominating Committee oversees the annual performance review of the Board and its committees. Each year, the Corporate Governance and Nominating Committee determines the format for the annual performance reviews, and the Chairperson of each Board committee is responsible for leading that committee’s performance review and the Lead Independent Director is responsible for leading the Board’s performance review. The results of the reviews are reported to Ms. Cote, in her capacity as Chairperson of the Corporate Governance and Nominating Committee, who in turn reports the results of the reviews to the entire Board. In addition to these reviews, the Lead Independent Director solicits comments and feedback from each director on the operation of the Board and the committees and areas for improvement.

2023 Proxy Statement	19

Corporate Governance
Board Responsibilities
Board and Committee Meetings

2022 MEETING ACTIVITY

BOARD	COMMITTEES
5 MEETINGS	18 MEETINGS COLLECTIVELY
ATTENDANCE
During 2022, no director attended fewer than 90% of the aggregate of (i) the total number of meetings held by the Board and (ii) the total number of meetings held by all committees on which he or she served.

Board Members’ Attendance at the Annual Meeting
We do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders. One member of the Board attended our 2022 Annual Meeting of Stockholders.
Risk Oversight
The Board is actively engaged in risk oversight for the Company. Throughout the year, the Board and senior management discuss the areas of material risk to the Company. Risks are identified and evaluated quarterly as part of the Company’s disclosure controls and procedures, and, if material, disclosed in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.
Our Board and its committees also engage third-party experts from time to time to help evaluate risks. For example, the Compensation Committee engages an independent compensation consultant to assist with the Company’s Compensation Risk Assessment.

Board
The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives reports from the appropriate member of senior management responsible for mitigating these risks within the organization to enable the Board to understand our risk identification, risk management, and risk mitigation strategies.

Committees
The Chairpersons of the relevant committees brief the full Board on the committees’ oversight of risks within their purview during the committee reports portion of each regular Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships, and enables the full Board to provide input on the Company’s risk assessment and risk management efforts. All of our Board members have experience with enterprise risk management.

The Audit Committee oversees the Company’s processes to manage business and financial risk and compliance with applicable legal and regulatory requirements, including the Company’s enterprise risk management program.
The Compensation Committee oversees the Company’s risk assessment and risk management relative to the Company’s compensation programs, policies, and practices and human capital management.	The Cybersecurity Committee assists the Board with its oversight of the Company’s cybersecurity program and risks.

20	VeriSign, Inc.

Corporate Governance
Risk Reporting to the Board and its Committees
The chart below shows selected areas of risk and which of the Board committees or the full Board receives regularly scheduled reports from senior management with respect to such area of risk.

RISK AREA	FULL BOARD	AUDIT COMMITTEE	COMPENSATION COMMITTEE	CYBERSECURITY COMMITTEE
Cybersecurity/Technology	●			●
Financial	●	●
Litigation		●
Enterprise (ERM)	●	●
Legal and Compliance		●
Compensation/Human Capital Management			●
Strategic	●
Enterprise Risk Management Program Summary
The Audit Committee oversees the ERM program and reviews ERM program activities and risks on a quarterly basis. The Board receives ERM program and risk updates annually, and as warranted from the Chair of the Audit Committee during each Board meeting. Under our ERM program, which is based on the COSO framework, Management identifies and defines enterprise level risks and assigns each a risk rating based on an assessment scale that considers the likelihood and impact using predefined criteria. Risk ratings are reviewed quarterly, or more frequently as needed, by scoring specific risk indicators. Risk mitigation project plans are prepared for each enterprise risk under the purview of risk owners and executive sponsors. Progress against such plans is reviewed and recorded. In addition, Management maintains a comprehensive risk inventory containing potential risks that are scored by the executive team using an internally developed risk assessment tool. The results from this scoring are reviewed with executive leadership to determine trends or emerging enterprise-level risks. Our ERM program is established by a corporate policy and program charter and is periodically reviewed by our internal audit team.

SPOTLIGHT: CYBERSECURITY RISK OVERSIGHT
Established in February 2020, the Cybersecurity Committee assists the Board with its oversight of the Company’s cybersecurity program and risks. The Cybersecurity Committee receives quarterly status reports on the cybersecurity program from the Company’s Chief Security Officer, with the full Board receiving regular reports from Mr. Moore, the Chairperson of the Cybersecurity Committee, on the conduct of the committee’s functions as well as quarterly status reports on the cybersecurity program from the Company’s Chief Security Officer. In addition, the Board has appointed Mr. Moore as its liaison to management’s Safety and Security Council (the “Council”). The Council’s purpose is to oversee the effectiveness and performance of the Company’s safety and security functions. The Council provides strategic direction and oversight for the Company’s initiatives to minimize cyber, physical, and other security risks to the Company and holds regular monthly meetings. The Council is composed of executives of the Company with responsibility for cybersecurity, physical security, network operations, technology, registry services, finance, and legal and is chaired by Mr. Bidzos. The Council regularly receives presentations and reports regarding risk assessments and penetration testing. Mr. Moore participates in Council meetings and receives regular, scheduled briefings from Council members regarding incidents and network operations. The Cybersecurity Committee reviews and discusses the activities of the Council at each regularly scheduled Cybersecurity Committee meeting.

Management Succession Planning
The Board recognizes the importance of the effectiveness of the Company’s executive leaders for the Company’s success, and the Board is actively engaged in executive succession planning. The Board has delegated to the Corporate Governance and Nominating Committee responsibility for reviewing and assessing the management development and succession planning process for senior management. As part of the succession planning process, the Corporate Governance and Nominating Committee works closely with our management, including our Senior Vice President, Human Resources, to identify succession candidates for senior management other than the Executive Chairman and Chief Executive Officer. Although the Board retains responsibility for identifying succession candidates for the Executive Chairman and Chief Executive Officer, the Corporate Governance and Nominating Committee is charged with developing the processes to identify succession candidates. If the Board commences a search for candidates from outside the Company to succeed the Chief Executive Officer, the pool from which the Board selects a candidate will include female and racially/ethnically diverse candidates, and any third-party search firm that the Board engages is instructed to include female and racially/ethnically diverse candidates in such a pool as well.

2023 Proxy Statement	21

Corporate Governance
Human Capital Management Oversight
We recognize the importance of talent and culture in driving an environment that fosters high performance, and we are committed to attracting, developing, and retaining the best talent. The Board monitors our progress in these areas primarily through the Compensation Committee, which receives semi-annual updates from our Senior Vice President, Human Resources and regularly discusses with management a variety of workforce metrics (e.g. workforce demographics, hiring, turnover, and promotion rates, including diversity characteristics for each of these metrics) and related human capital matters.
Ethics and Compliance Oversight
As part of our commitment to Verisign’s mission and values, we are focused on promoting a culture of ethics and compliance. Our Code of Conduct, which is applicable to directors, executive officers, and employees, represents our values and outlines our approach to ethical conduct and compliance with legal and regulatory requirements, including non-retaliation, anti-corruption, and other similar areas. We have a designated Compliance Officer, who is responsible for implementing and maintaining our ethics and compliance program. The Board oversees our ethics and compliance program (including our Verisign Ethics and Compliance Helpline) primarily through the Audit Committee, which receives quarterly updates from the Compliance Officer and regularly discusses with management the program and its effectiveness.

22	VeriSign, Inc.

Corporate Governance
Other Governance and Ethics Policies and Practices
Code of Conduct
We have adopted a written Code of Conduct, which is posted on our Investor Relations website under “Ethics and Business Conduct” at https://investor.verisign.com/corporate-governance. The Code of Conduct applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, and other senior accounting officers.
We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Conduct, to the extent applicable to the principal executive officer, principal financial officer, or other senior accounting officers, by posting such information on our Investor Relations website under “Ethics and Business Conduct” at https://investor.verisign.com/corporate-governance.
Transactions with Related Persons
Policies and Procedures with Respect to Transactions with Related Persons
Our Audit Committee has approved a written Policy for Entering into Transactions with Related Persons (the “Related Person Transaction Policy”), which sets forth the requirements for review, approval, or ratification of transactions between our Company and “related persons,” as such term is defined under Item 404 of Regulation S-K.
The Related Person Transaction Policy requires the Audit Committee to review, approve, or ratify the terms of any transaction, arrangement, or relationship or series of similar transactions, arrangements, or relationships (including any indebtedness or guarantee of indebtedness) in which (i) Verisign was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) a related person has or will have a direct or indirect material interest (“Related Person Transaction”), except for those transactions, arrangements, or relationships specifically listed in the Related Person Transaction Policy as not requiring approval or ratification by the Audit Committee. In determining whether to approve or ratify a Related Person Transaction, the Audit Committee is required to take into account, among other factors it deems appropriate, whether the Related Person Transaction terms are no more favorable to the related person than terms generally available to an unaffiliated third-party under the same or similar circumstances and the materiality of the related person’s direct or indirect interest in the transaction. A related person who has a relationship with a company that engages in a transaction with Verisign is not deemed to have an indirect material interest in that transaction where the person’s only relationship is as a director or beneficial owner of less than 10% of that company’s equity interests.
The Related Person Transaction Policy requires prior approval of the Audit Committee for the following Related Person Transactions:
•Any Related Person Transaction to which a related person is a named party to the underlying agreement or arrangement, provided that certain agreements or arrangements between Verisign and a related person concerning employment and any compensation solely resulting from employment or concerning compensation as a member of the Board that have, in each case, been entered into or approved in accordance with policies of Verisign is not subject to prior approval of the Audit Committee;
•Any Related Person Transaction involving an indirect material interest of a related person where the terms of the agreement or arrangement are not negotiated on an arm’s length basis or where the Related Person Transaction is not a transaction in the ordinary course of business; and
•Any Related Person Transaction where the total transaction value exceeds $1,000,000.
On a quarterly basis, the Audit Committee is required to review and, if determined by the Audit Committee to be appropriate, ratify any Related Person Transactions not requiring prior approval of the Audit Committee under the Related Person Transaction Policy.
In the event that Verisign proposes to enter into a transaction with a related person who is a member of the Audit Committee or an immediate family member of a member of the Audit Committee, prior approval by a majority of the disinterested members of the Board is required. No Audit Committee member nor his or her immediate family member, who is a party to a proposed transaction, may participate in any discussion or approval of such transaction, except to provide all material information concerning the Related Person Transaction.

2023 Proxy Statement	23

Corporate Governance
The following Related Person Transactions do not require approval or ratification by the Audit Committee:
•Payment of compensation to executive officers in connection with their employment with Verisign, provided that the compensation has been approved in accordance with policies of Verisign.
•Remuneration to directors in connection with their service as a member of the Board, provided that the remuneration has been approved in accordance with policies of Verisign.
•Reimbursement of expenses incurred in exercising duties as an officer or director of Verisign, provided that the reimbursement has been approved in accordance with Verisign’s policies.
•Any transaction with a related person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.
•Any transaction involving a related person where the rates or charges involved are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.
•Any transaction where the related person’s interest arises solely from the ownership of Verisign’s common stock and all holders of Verisign’s common stock received the same benefit on a pro rata basis (e.g., dividends).
There are no transactions required to be reported under Item 404(a) of Regulation S-K where the Related Person Transaction Policy did not require review, approval or ratification, or where the Related Person Transaction Policy was not followed since January 1, 2022.
Certain Relationships and Related Transactions
Since January 1, 2022, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we or any of our subsidiaries are or were to be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer or beneficial holder of more than 5% of the common stock of Verisign or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
Communicating with the Board
Any stockholder who desires to contact the Board may do so electronically by sending an email to bod@verisign.com. Alternatively, a stockholder may contact the Board by writing to: Board of Directors, VeriSign, Inc., 12061 Bluemont Way, Reston, Virginia 20190, Attention: Secretary. Communications received electronically or in writing are distributed to the Chairman of the Board or other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received.

24	VeriSign, Inc.

Environmental, Social, and Governance Highlights
Stewardship is at the core of our mission and values. Just as we serve as stewards for critical internet infrastructure – upon which billions of internet users depend – we are also committed to being responsible stewards of our environment, investing in our communities and our people, and evolving our corporate governance practices.  This commitment is reflected in our Environmental, Social and Governance (“ESG”) priorities.
ESG Priorities
We believe that taking responsible actions in our priority ESG areas enhances our ability to perform our mission in the near and long term, which contributes to our business success. To help identity those priorities, we completed an ESG assessment that considered input from various internal and external stakeholders, including employees, stockholders and customers, and mapped their input against the Company’s assessment in alignment with the SASB Standards to develop priority topics of concern for our business. We have prioritized these topics in our ESG strategy to focus our resources and to develop our ESG related goals.
Our current ESG priority topics in alphabetical order are:

•Community Engagement •Corporate Governance •Cybersecurity •Employee Engagement and Diversity, Equity and Inclusion •Employee Health and Safety	•Environmental Stewardship •Ethics and Compliance •Privacy •Responsible Sourcing and DNS Abuse Mitigation •Risk Management
Board and Executive-level ESG Oversight and Management

**Board of Directors**

*Oversight of ESG Risks and Opportunities*

| Audit Committee | Compensation Committee | Corporate Governance & Nominating Committee | Cybersecurity Committee |
|---|---|---|---|
| is responsible for oversight of ethics and compliance and risk management. | is responsible for oversight of employee engagement and diversity, equity and inclusion and employee health and safety. | is responsible for overall oversight and governance of ESG with certain specified ESG topics overseen by the other committees. | is responsible for oversight of cybersecurity and privacy. |

**ESG Steering Committee**

*Manages and Prioritizes ESG Reporting and Initiatives*

Comprised of our Executive Officers (CEO, President, and Executive Vice Presidents)

**ESG Working Group**

*Recommends and Implements ESG Programs and Initiatives*

Executive Sponsor: General Counsel

Cross-Functional Working Group Comprised of Senior Members from the following departments:

Strategic Communications, Investor Relations, Finance, Law, Human Resources, Facilities, Compliance, and Technology and Security

2023 Proxy Statement	25

Environmental, Social and Governance Highlights

Community Engagement
•Verisign Cares is our philanthropic and charitable program through which we seek to make a positive and lasting impact on the communities where we live and work and support meaningful social action to address issues that confront the world.
•In 2022, Verisign made $1.35 million in direct charitable contributions. We supported food banks, community groups, and organizations providing relief efforts in response to the Ukrainian conflict, and we continued our support of social justice work with contributions to the Equal Justice Initiative and the Mid-Atlantic Innocence Project.
•We continued our support of Byte Back, NPower, Per Scholas and Virginia Ready, organizations that help to retrain individuals affected by economic challenges for in-demand jobs in high growth sectors such as technology.
•We match employee charitable contributions up to $3,000 to eligible organizations. In 2022, our employees supported approximately 200 unique organizations through the matching program.
•Our employees may volunteer one paid workday per quarter to support eligible local community organizations.

Corporate Governance	•See “Voting Roadmap-Corporate Governance Highlights” elsewhere in this Proxy Statement.
Cybersecurity
•Verisign’s approach to cybersecurity is comprehensive, involving a multi-layered strategy where physical security, network infrastructure, software solutions, and security practices and procedures all play a key role reinforced by robust governance and oversight. We harden our infrastructure by leveraging overprovisioning and geographic redundancy.
•Overprovisioning means that we build our infrastructure so that it’s capable of handling substantially more traffic than the highest peak traffic load that we’ve ever experienced. This makes it more difficult to flood our system with bad traffic and block good traffic – for instance through a distributed denial of service (DDOS) attack – by ensuring that we consistently maintain far more capacity than is needed for normal operations.
•Geographic redundancy means that we maintain mission critical capabilities across multiple facilities across the globe, and we have built our infrastructure to be able to seamlessly shift demand from one location to another. The geographic redundancy of our infrastructure also makes it resilient against geopolitical and catastrophic events, helping Verisign to maintain its record of 25 years of uptime and availability for .com and .net DNS resolution.
•We have adopted a rigorous governance framework for the oversight of cybersecurity risk, including a Board-level Cybersecurity Committee and a management-level Safety and Security Council chaired by the CEO, with the Chair of the Cybersecurity Committee appointed as the Board liaison.
•We have adopted the National Institute of Standards and Technology (NIST) Cybersecurity Framework and perform periodic assessments against this framework to measure cybersecurity program maturity. We also have adopted the Center for Internet Security Critical Security Controls (CIS Controls), a prioritized set of safeguards to mitigate the most prevalent cyberattacks.
•In addition to leveraging a broad array of industry frameworks and best practices applicable to our operating environments, our information security practices align with the AICPA, Trust Services Principles and Criteria (System and Organization Controls). On an annual basis, we obtain SOC 2 Type II and SOC 3 audit reports from an independent, external third-party accounting firm attesting to our system-level controls relating to the security, availability, and processing integrity of our systems.
•We maintain a security awareness program, which is required for all employees, that includes annual information security and compliance training, monthly information security training videos, and regular phishing awareness exercises.

26	VeriSign, Inc.

Environmental, Social and Governance Highlights

Employee Engagement and Diversity, Equity, and Inclusion
•We are committed to attracting, developing, and retaining the best talent, and we monitor our progress in these areas through a variety of workforce metrics (e.g. workforce demographics, hiring, turnover, and promotion rates, including diversity characteristics for each of these metrics).
•We recognize the importance of talent and culture in driving an environment that fosters high performance, inclusion and integrity in all aspects of our work. We use employee feedback to monitor employee morale and engagement, including through employee surveys. Approximately 85% of our employees participated in our most recent survey in 2022.
•We have practices in place to deliver fair and equitable compensation for employees based on their contribution and performance.
•To support the continued development of our people, we employ talent reviews and succession planning, management training, and continuous skill development through various methods including our online learning and development platform.
•We are committed to diversity, equity, and inclusion in all aspects of our business. In 2021, with the assistance of outside advisors, we built on our strong foundation by holding comprehensive training on DEI principles to further emphasize the importance and advance employee understanding of a diverse and inclusive workplace. We provide DEI training for employees across all levels.
•We continue to focus on the hiring, retention, and advancement of women and underrepresented populations. As of December 31, 2022, approximately 28% of our global workforce was female, and approximately 43% of our U.S. employees were ethnically or racially diverse.
•Our employee resource groups, including Women in Technology, Young Professionals and Asian Pacific Islander Community, are employee led and support an inclusive workplace environment.

Employee Health and Safety
•Verisign is committed to maintaining a safe and healthy work environment. We take physical security and wellness seriously. We have policies prohibiting workplace violence, and our Physical Security Policy requires facilities to be secure from unauthorized individuals.
•We employ access requirements and intrusion detection systems at our facilities.
•To help protect physical health of employees and visitors, we have installed in our U.S. facilities UVC lights on our main air handling units and we use MERV 13 air filters, both of which help increase indoor air quality by eliminating certain particulates.
•Verisign offers a comprehensive package of employee benefits that support physical, financial and mental wellness, including comprehensive healthcare benefits, disability leave, family leave, parental leave, 401k employer match, and others. We also make available a wellness service that offers resources and tools to support the mental and emotional health of employees and their families.

Environmental Stewardship
•We engaged a third-party environmental expert to conduct a greenhouse gas emissions inventory and a Task Force on Climate-Related Financial Disclosures (TCFD) roadmap and qualitative analysis, which were both completed in Q1 2023.
•Our Reston corporate offices are LEED Gold certified for commercial interiors. Our approach to environmental management focuses on areas where we can have the greatest direct impact.
•We work actively to reduce our emissions and our reliance on fossil fuels in our data centers. For example, from 2020-2022, we have sourced at least 50% of the energy used to run our Delaware data center from renewable energy sources. We have implemented various process and system upgrades that help reduce the amount of energy needed to operate our data centers.
•In our offices, we seek to minimize our environmental impact by encouraging recycling, using products made from recycled materials, and leveraging sustainable products. We have also upgraded various components of our HVAC systems to more energy efficient components with lower energy usage.

2023 Proxy Statement	27

Environmental, Social and Governance Highlights

Ethics and Compliance
•Our Audit Committee oversees the ethics and compliance program which is maintained by a Board-designated compliance officer. The compliance officer regularly updates the Audit Committee on program developments and related topics and meets with the Committee in executive session.
•We regularly assess our ethics and compliance program through annual self-assessments and through periodic external assessments. In 2022, we commissioned an external assessment by compliance experts with deep experience assessing public company compliance programs, who found that our program is strong.
•Our Code of Conduct, which is applicable to directors, executive officers, and employees, was found by the external assessors in 2022 to include many best-practice features, such as user-friendly language, helpful Q&A, and strong sections on speaking up and raising complaints. The Code represents our mission and values and outlines our approach to ethical conduct and compliance with legal and regulatory requirements, including non-retaliation, anti-corruption, and others.
•Our directors and employees receive annual ethics and compliance training and certify their compliance with our Code of Conduct.
•We maintain an ethics and compliance helpline through which employees or others can seek guidance or raise a concern confidentially and anonymously if desired. All reported concerns are reviewed and, as appropriate, investigated. Verisign has a strict non-retaliation policy to protect those that report wrongdoing in good faith.

Privacy
•Protecting the privacy of people who use our systems and technology is central to our role as stewards of critical internet infrastructure. We do not collect domain name registrants’ information in our .com and .net. TLDs.
•Most of the queries to our DNS systems are from recursive servers and not from individual internet users, which greatly minimizes the amount of potential personal information (PI) we receive when resolving DNS queries. The limited amount of PI we receive is handled in line with our privacy commitments.
•Verisign does not monetize or share data of internet users, and we take steps to safeguard and limit any internet users’ data that comes into our possession.
•Our commitment to privacy is also exemplified in specific technology we use and develop to minimize the PI we receive, such as a technology called qname minimization that allows resolution of DNS queries with only a limited portion of the query information. When employed in our resolution services, qname minimization greatly reduces the amount of information, including potential PI, that we receive from internet users. Verisign pioneered the qname minimization technology and we have granted a royalty-free license to the DNS community for this technology. Due to this arrangement, a majority of all DNS queries benefit from this privacy enhancement.
•Our privacy program is led by our Global Privacy Officer. We have a public “Privacy Center” on our website where our Privacy Statement and related privacy commitments are located.

28	VeriSign, Inc.

Environmental, Social and Governance Highlights

Responsible Sourcing and DNS Abuse Mitigation
•We have a Third-Party Code of Conduct which requires compliance with all laws, including anti-corruption, employment and labor laws (such as laws prohibiting discrimination, forced labor, unlawful child labor and other practices), and competition laws, among others.
•Our commitment to human rights is reflected in our Code of Conduct, which prohibits human rights abuses in our business, and also prohibits employees from working with any third party who engages in human rights abuses, such as forced labor, unlawful child labor, unlawful discrimination, and human trafficking, among others.
•We partner with governmental organizations such as Interpol, The U.S. Food and Drug Administration, and US Department of Justice and trusted organizations such as ICANN, the National Center for Missing and Exploited Children and the Internet Watch Foundation to address domain names known to be involved in DNS abuse and illegal activity, such as child sexual abuse material (CSAM), botnets, phishing, malware, illegal sale of opioids, and fraud.
•We play an active role in operational security forums and collaborations in the industry focusing on mitigating DNS abuse, including the ICANN Anti-Phishing Working Group and the Messaging, Malware and Mobile Anti-Abuse Working Group.

Risk Management	•See “Board Responsibilities-Risk Oversight” elsewhere in this Proxy Statement.

2023 Proxy Statement	29

Proposal 2
Advisory Vote to Approve Executive Compensation
As required by Section 14A of the Exchange Act and related SEC rules, we are seeking an advisory stockholder vote to approve the compensation of our named executive officers for 2022 as disclosed under SEC rules, including the Compensation Discussion and Analysis section, the compensation tables and related material included in this Proxy Statement. The stockholder vote approving executive compensation is advisory only, and the result of the vote is not binding upon the Company or the Board. Although the resolution is non-binding, the Board and the Compensation Committee will consider the outcome of the advisory vote approving executive compensation when making future compensation decisions. In 2017, the majority of our stockholders voted in favor of holding a non-binding stockholder advisory vote to approve executive compensation on an annual basis and, in consideration of the outcome of that vote, the Board has determined to hold such an advisory vote each year. Following the Annual Meeting, the next non-binding stockholder advisory vote to approve executive compensation is expected to occur at the 2023 Annual Meeting of Stockholders, unless the Board modifies its policy on the frequency of future advisory votes to approve executive compensation after taking into consideration result of Proposal 3, the stockholders’ advisory vote on the frequency of future advisory votes to approve executive compensation.
Our executive compensation program and compensation paid to our named executive officers are described elsewhere in this Proxy Statement. The Compensation Committee oversees the program and compensation awarded, adopts changes to the program, and awards compensation as appropriate to reflect the Company’s circumstances and to promote the main objectives of the program.
This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to our named executive officers. You may vote for or against the following resolution, or you may abstain.
RESOLVED, that the stockholders of VeriSign, Inc. approve, on a non-binding, advisory basis, the compensation of VeriSign, Inc.’s named executive officers as disclosed in the Proxy Statement for VeriSign, Inc.’s 2023 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables, and related disclosures.

FOR	The Board recommends a vote FOR the foregoing resolution.

30	VeriSign, Inc.

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) provides comprehensive information about our executive compensation program for our 2022 named executive officers (our “NEOs”) and provides context for the decisions underlying the compensation reported in the executive compensation tables in this Proxy Statement. Our 2022 NEOs are:

D. James Bidzos	Todd B. Strubbe	George E. Kilguss, III	Danny R. McPherson	Thomas C. Indelicarto
Executive Chairman and Chief Executive Officer	President and Chief Operating Officer	Executive Vice President and Chief Financial Officer	Executive Vice President, Engineering, Operations and Chief Security Officer	Executive Vice President, General Counsel and Secretary
Mr. McPherson was designated an “Executive Officer” (as defined under the Securities Exchange Act of 1934, as amended) of the Company on July 26, 2022.
The sections below describe the material elements of our executive compensation program for 2022, including how we have set compensation and have aligned pay to performance. We refer to our NEOs and Senior Vice Presidents, collectively as our “executives.”
Compensation Philosophy and Objectives
Our executive compensation program is designed to attract and retain the executive talent we need to maintain our high-performance standards and grow our business for the future. Our philosophy is to provide a mix of compensation that motivates our executives to achieve our short and long-term performance goals, which in turn will create value for our stockholders.
Our executive compensation program is designed with the following objectives and program elements:

OBJECTIVE	PROGRAM ELEMENT
Attract and retain talented executives	Provide a competitive level of total target compensation (base salary, bonus, and long-term incentive).
Promote a pay for performance philosophy based on both Company performance and individual contributions
Provide a compensation program that emphasizes incentives that are tied to annual and long-term financial and strategic goals. In addition, we may modify an individual executive’s annual incentive bonus up (subject to specified limitations) or down based on individual performance to more closely align executives’ personal accomplishments with their compensation.

Align the interests of our executives with our stockholders
Provide a significant portion of compensation that is aligned to the long-term value of our stock, including performance-based stock awards that are measured in part based on Total Shareholder Return (“TSR”). In addition, require executives to meet stock ownership guidelines and retain minimum stock ownership until six months after termination of employment.

Other key features of our current executive compensation program:
•No employment contracts.
•Change in control agreements contain a double trigger and do not provide for tax gross-ups.
•No special pension plans, special retirement plans, or other significant perquisites for executives.
•Same benefit programs as all other employees.
•An incentive compensation recovery policy applicable to our NEOs that covers both cash and performance-based equity in the event of a materially inaccurate financial statement or an inaccurately measured performance metric criterion, with or without a restatement of our financial statements.
•Forfeiture provisions in our equity awards such that unvested awards are generally forfeited upon a termination of employment (subject to limited exceptions for death, disability, and certain terminations related to a change in control).
•An insider trading policy that prohibits any employee or director from shorting, hedging, or pledging our stock.

2023 Proxy Statement	31

Executive Compensation
Pay and Performance Relationship
It is important that our executives are motivated to, and rewarded for, achieving objectives that provide long-term benefits to our stockholders. We have designed our executive compensation program so that a significant amount of our NEOs’ compensation is tied to our stockholders’ long-term interests. The charts below illustrate our emphasis on performance-based compensation.

EXECUTIVE CHAIRMAN AND CEO PAY MIX AT TARGET	AVERAGE NEOs EXCLUDING CEO PAY MIX AT TARGET

Total Performance-Based Compensation[1] = 92%	Total Average Performance-Based Compensation[1] = 86%
1Performance-Based Compensation = 2022 Annual Target Bonus + 2022 Long-Term Incentive, valued as of the date of the grant.
Results of 2022 Say on Pay Vote
When the Compensation Committee set compensation amounts for 2023, it considered the results of the 2022 stockholder advisory vote on our executive compensation program. At our 2022 Annual Meeting of Stockholders, our stockholders indicated strong support of our executive compensation program, with over 95% of the votes cast in favor of our executive compensation program. In light of this strong support and based on our review of our program for market competitiveness and alignment with best practices, the Compensation Committee made no significant changes to our overall approach to executive compensation for 2022 and 2023.
Voted in Favor of our Executive Compensation Program
at our 2022 Annual Meeting of Stockholders

32	VeriSign, Inc.

Executive Compensation
Elements of Our Executive Compensation Program
Our executive compensation program is made up of three main elements: base salary, annual incentive bonus, and long-term incentive compensation. The chart below shows our objectives for each element of compensation and the factors we use to determine compensation amounts. For each element of compensation, the Compensation Committee considers our peer group and relevant survey data as well as guidance from the Compensation Committee’s independent compensation consultant before determining compensation amounts.

ELEMENT	OBJECTIVE	FACTORS
Base Salary	Provide a guaranteed level of fixed annual income in order to attract and retain our executive talent. Increases are not automatic or guaranteed.	•Job responsibilities and scope •Experience •Individual contributions •Internal pay alignment and peer and industry benchmarking
Annual Incentive Bonus	Provide a reward for achieving individual goals and the Company’s financial and strategic goals.	•Company performance •Individual performance •Peer and industry benchmarking
Long-Term Incentive Compensation	Provide an award that both serves a retention purpose and incentivizes executives to manage the Company from the perspective of a long-term stockholder.
•Importance of the executive to Company performance
•Individual contributions
•Future potential of the executive
•Value of executive’s vested and unvested outstanding equity awards
•Peer and industry benchmarking

Our Process for Setting Compensation
Role of the Compensation Committee
The Compensation Committee oversees our compensation and benefit programs, approves executives’ compensation, and sets the policies that govern compensation of our executives and other employees. The Compensation Committee annually:
•Reviews and makes changes as appropriate to the peer group used to benchmark competitive compensation levels for our executives;
•Reviews the reports provided from its compensation consultant as described below in the section titled Role of Independent Compensation Consultant;
•Examines a summary of compensation data of our peer group and reviews broader compensation survey data for technology companies that we believe are comparable to the Company in industry and financial metrics;
•Reviews and approves design elements of executive compensation for market competitiveness and alignment with Company goals;
•Reviews stockholder dilution and burn rate in making equity compensation decisions;
•Sets performance goals for our annual and long-term incentive compensation programs;
•Reviews a tally sheet for every executive detailing the executive’s entire compensation and benefits package and earnings potential from unvested equity awards;
•Reviews the competitiveness of our executives’ base salaries, annual incentive bonus targets, and long-term incentive compensation targets (element by element and in aggregate) by comparing our program to a peer group of publicly-traded, technology companies that we view as representative of our competitors for executive talent;
•Reviews the comprehensive risk assessment of the Company’s incentive plans and arrangements;
•Reviews the Company’s human capital matters, including a review of various workforce metrics, such as workforce demographics, hiring, turnover, and promotion rates, including diversity characteristics for each metric;
•Reviews the Company’s diversity, equity and inclusion practices as well as employee health and safety matters;
•Determines the CEO’s base salary, annual incentive bonus, and equity awards based on its review of the data described above, the Board’s assessment of the individual performance of the CEO during the year, and the compensation consultant’s report and recommendations; and
•Determines each other executive’s base salary, annual incentive bonus, and equity awards based on its review of the data described above and the CEO’s assessment of the individual performance of the executive during the year.

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Executive Compensation
Role of Management
The CEO annually reviews the peer group market data, comparable industry survey data, the tally sheet data, and the performance of each other executive, incorporating feedback from the President and Executive Vice Presidents, as applicable, and makes recommendations to the Compensation Committee for base salary adjustments, annual incentive bonuses, and equity awards.
Role of Independent Compensation Consultant
The Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant to assist it in evaluating and analyzing the Company’s executive compensation program. FW Cook provides the following services, among others, to the Compensation Committee:
•Analyzes the annual compensation of each executive, including the CEO, based on comparisons to the Company’s peer group and comparable industry survey data, including in both cases target and actual total compensation, and advises the Compensation Committee on the appropriateness of management’s recommendations for any changes, other than the CEO’s, to the executives’ compensation;
•Reviews the CEO’s compensation and the design of the CEO’s compensation program and provides recommendations for changes as appropriate;
•Reviews the Company’s peer group annually and provides recommendations for changes as appropriate;
•Advises the Compensation Committee on best practices related to oversight and design of the Company’s executive compensation program;
•Reviews compensation design recommendations from the Company’s management and provides recommendations to the Compensation Committee on the impact of those recommendations;
•Reviews the Company’s equity compensation philosophy and incentive design;
•Reviews and provides guidance on the impact of regulatory changes on our executives’ and non-employee directors’ compensation;
•Reviews and provides guidance on our risk assessment of the Company’s incentive plans and programs;
•Reviews and provides guidance on our executive compensation disclosures;
•Reviews and provides recommendations for non-employee director compensation; and
•Reviews and provides guidance on the Company’s change in control agreements.
In October 2022, the Compensation Committee reviewed FW Cook’s performance, and in December 2022, the Compensation Committee assessed FW Cook’s independence against the independence factors set forth in the applicable Nasdaq rules. The Compensation Committee determined that FW Cook was independent and reengaged FW Cook for 2023. FW Cook performs no other services for the Company, and its services for the Compensation Committee do not raise any conflicts of interest.
Peer Group
Each year, the Compensation Committee reviews the peer group with the assistance of its compensation consultant and makes changes as appropriate. In making 2022 compensation decisions, the peer group consisted of the following companies:

Akamai Technologies	Equinix	Nuance Communications
ANSYS	F5 Networks	Paychex
Autodesk	Factset Research Systems	Roper Technologies
Bread Financial (formerly Alliance Data Systems)	Fiserv	Synopsys
Broadridge Financial	Fortinet	Teradata
Cadence Design Systems	Global Payments	Verisk Analytics
Citrix Systems	Intuit
At the time the Compensation Committee determined the 2022 peer group, Verisign’s revenue, operating income before depreciation and amortization (“Adjusted Operating Income”), and market capitalization as compared to our 2022 peer group were as follows: first quartile for revenue, second quartile for Adjusted Operating Income, and second quartile for market capitalization.
In October 2022, as part of its annual review of our peer group, the compensation consultant provided the Compensation Committee with an evaluation of, and recommendation for, our peer group based on revenue, Adjusted Operating Income, market capitalization, free cash flow yield, Adjusted Operating Income growth, use of dividends or buybacks, inclusion in the S&P 500 index and their industry. Based on this review, the Compensation Committee approved the removal of Nuance Communications, Citrix Systems and Bread Financial (formerly known as Alliance Data Systems) from the peer group. Nuance Communications was acquired by Microsoft in March 2022, and Citrix Systems was acquired by Vista Equity Partners and Evergreen Coast Capital

34	VeriSign, Inc.

Executive Compensation
in September 2022. Bread Financial was identified for removal due to its shift in strategy to a consumer finance company. The Compensation Committee approved the addition of Jack Henry and FLEETCOR based on their alignment with the criteria outlined above. The resulting 19 peer group companies will be used in setting 2023 compensation.
Base Salary
Based on the review described above under the “Role of the Compensation Committee,” the Compensation Committee approved adjustments to our NEOs’ salaries as summarized in the chart below.

NAME	2021 BASE SALARY	2022 BASE SALARY	RATIONALE FOR ADJUSTMENT
D. James Bidzos	$925,000	$950,000	Mr. Bidzos received a salary increase to better align with peer group market data.
Todd B. Strubbe	$575,000	$590,000	Mr. Strubbe received a salary increase to better align with peer group market data.
George E. Kilguss, III	$530,000	$550,000	Mr. Kilguss received a salary increase to better align with peer group market data.
Danny R. McPherson	N/A(1)	$550,000
Thomas C. Indelicarto	$500,000	$515,000	Mr. Indelicarto received a salary increase to better align with peer group market data.
(1)    Mr. McPherson was designated an Executive Officer of the Company on July 26, 2022.
Annual Incentive Bonus
Our NEOs participate in the Verisign Performance Plan (“VPP”), which is a cash-based annual bonus plan. VPP bonuses are based on the Company’s achievement of pre-established financial goals, as well as individual performance. The Compensation Committee determines the target annual incentive opportunity for each of our NEOs based on a comparison to our peer group, relevant survey data, and FW Cook’s executive compensation benchmarking report. For 2022, the Compensation Committee approved the following VPP bonus targets as a percentage of base salary for our NEOs:

NEOS	2022 BONUS TARGET AS A % OF BASE SALARY
D. James Bidzos	150%
Todd B. Strubbe[1]	100%
George E. Kilguss, III[2]	95%
Danny R. McPherson[3]	95%
Thomas Indelicarto[2]	95%
(1)Mr. Strubbe received a bonus target % increase from 95% to 100% to better align to market.
(2)All Executive Vice Presidents, including Messrs. Kilguss and Indelicarto, received a bonus target % increase from 90% to 95% to better align to market.
(3)Mr. McPherson’s bonus target as a percent of base salary was 95% at the time of his designation on July 26, 2022.
The Compensation Committee approves the actual annual incentive award payments for our executives after reviewing the Company’s and the individual’s performance. The Company’s performance determines the initial level of funding for the annual incentive bonus pool. The Compensation Committee then considers, and approves as appropriate, the CEO’s recommendation for modifying any individual awards above or below that level of funding based on an assessment of individual performance and the Board’s assessment of the CEO’s performance, subject to a maximum award of 175% of the executive’s target bonus under the VPP.
The Company’s performance goals for the 2022 VPP were approved by the Compensation Committee in December 2021 and were based on two financial measures, weighted equally: (i) revenue and (ii) operating margin, excluding revenues and registry fee expenses from the operation of the .tv contract. For purposes of determining the bonus pool under the 2022 VPP, each of revenue and operating margin excluded revenues and registry fee expenses from the operation of the .tv contract, which amounted to $19.0 million and $4.4 million, respectively. The Company’s 2022 performance must have equaled or exceeded 98% of the established target for either revenue or operating margin before any funding of the bonus pool may occur. The table below illustrates different achievement levels for funding of the 2022 VPP bonus pool (threshold, target, and maximum) for each of these financial measures. The table also illustrates adjusted actual revenue and operating margin achieved for 2022 and the corresponding funding levels that resulted in a 93.5% funding for the 2022 VPP bonus pool.

2023 Proxy Statement	35

Executive Compensation

METRIC	THRESHOLD (12.5% Funding)	TARGET (50% Funding)	MAXIMUM (87.5% Funding)	ADJUSTED ACTUAL FUNDING
Revenue (in millions)				35.2%
Operating Margin				58.3%
Total Funding				93.5%
In order to establish actual award amounts under the VPP, the Compensation Committee also reviewed the CEO’s assessment of individual performance and his recommendations on bonus amounts for other NEOs. The Compensation Committee also considered the Board’s assessment of Mr. Bidzos’ individual performance. The chart below indicates the Compensation Committee’s approved annual incentive bonus award for each NEO under the 2022 VPP. All of our NEOs received a bonus payment at the funding multiplier level with no further adjustment.

NAME	2022 BASE SALARY	BONUS TARGET AS A % OF BASE SALARY	2022 ACTUAL BONUS PAYMENT			ACTUAL PAYOUT AS A % OF BASE SALARY
			FUNDING MULTIPLIER AS A % OF TARGET	ACTUAL PAYOUT AS A % OF TARGET	ACTUAL PAYOUT AMOUNT
D. James Bidzos	$950,000	150%	93.5%	93.5%	$1,332,375	140%
Todd B. Strubbe	$590,000	100%	93.5%	93.5%	$551,650	94%
George E. Kilguss, III	$550,000	95%	93.5%	93.5%	$488,538	89%
Danny R. McPherson	$550,000	95%	93.5%	93.5%	$488,538	89%
Thomas C. Indelicarto	$515,000	95%	93.5%	93.5%	$457,449	89%
Long-Term Incentive Compensation
Equity-based grants are a key element of our total compensation program, and we issue them in accordance with our Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan (the “2006 Plan”). Consistent with our compensation philosophy, we believe it is important that these awards have a performance component and that they are based in part on TSR. Individual target award amounts are based on several factors including competitiveness as determined by data provided by our compensation consultant, job responsibilities, individual contributions, and the future potential of the executive.
In 2022, the Compensation Committee granted (i) a long-term equity award to Mr. Bidzos consisting of 60% performance-based restricted stock units (“PSUs”) and 40% time-based restricted stock units (“RSUs”) and (ii) long-term equity awards to our other NEOs consisting of 50% PSUs and 50% time-based RSUs. The time-based RSUs provide strong retention value for our executive talent as they vest ratably over four years (25% on the first anniversary of the grant date and 6.25% on each quarterly anniversary thereafter), subject to continued employment. They are also directly linked to changes in stockholder value as their value goes up or down in connection with Verisign’s stock price. The performance metrics associated with the 2022 PSUs consist of two measures, each measured over a three-year performance period from January 1, 2022 through December 31, 2024. These measures are: (i) compound annual growth rate (“CAGR”) of the Company’s operating income and (ii) TSR of Verisign stock compared to the TSR of the S&P 500 Index. The number of PSUs earned may range from 50% to 200% of the target award based on CAGR of operating income for the performance period, but no more than 100% of the target may be earned unless the TSR of Verisign stock equals or outperforms the TSR of the S&P 500 Index for the performance period. We believe that these performance metrics coincide with the interests of our stockholders, create a long-term performance focus, and complement the performance metrics underlying the Company’s short term annual cash incentive plan. The potential vesting of the 2022 PSUs at the end of the three-year performance period also provides a strong retention incentive.
The Compensation Committee granted equity awards on the basis described above to our NEOs on February 14, 2022 at its regularly scheduled meeting. Before determining the number of PSUs and RSUs to be granted to each NEO, the Compensation Committee determined the total dollar value of the target awards it wished to make to each NEO. The target number of PSUs granted to each of our NEOs was determined by dividing the total dollar value of the target award by the closing stock price on the date of grant rounded down to the nearest whole number of shares.

36	VeriSign, Inc.

Executive Compensation
The chart below shows the equity awards granted to each NEO in February 2022:

	2022 EQUITY GRANTS
NAME	TOTAL MARKET VALUE OF EQUITY GRANT(1)	GRANT DATE FAIR VALUE PER SHARE	TIME-BASED RSUs GRANTED(2)	TARGET PSUs GRANTED(3)
D. James Bidzos	$8,999,846	213.56	16,857	25,285
Todd B. Strubbe	$3,499,821	213.56	8,194	8,194
George E. Kilguss, III	$2,799,772	213.56	6,555	6,555
Danny R. McPherson[4]	$2,799,943	211.17-213.56[4]	6,566	6,566
Thomas C. Indelicarto	$2,399,987	213.56	5,619	5,619
(1)The total market value of the equity award is the combined value of time-based RSUs and PSUs based on the grant date fair value per share.
(2)25% vested on February 15, 2023, and the remainder vests ratably, 6.25% each quarter for three years thereafter.
(3)The number of target PSUs granted represents shares that would be earned based on achievement at 100% of target. The performance period is January 1, 2022 through December 31, 2024. Vesting occurs after the performance achievement has been certified by the Compensation Committee and the Company has received an unqualified signed opinion on the Company’s financial statements for the year ending December 31, 2024 from its independent registered public accounting firm.
(4)Prior to his designation as an Executive Officer, Mr. McPherson received a grant of $2,399,987 (5,619 time-based RSUs and 5,619 target PSUs) on February 14, 2022 based on the grant date fair value per share of $213.56. He received an additional grant of $399,956 (947 time-based RSUs and 947 target PSUs) on April 25, 2022 based on the grant date fair value per share of $211.17 in connection with his expanded role.
Vesting of PSUs Granted in 2020
In February 2020, the Compensation Committee granted PSUs with a performance period of January 1, 2020 through December 31, 2022 to our NEOs. The number of PSUs that could be earned ranged from 0% to 200% of the target award based on CAGR of operating income per share for the performance period, but no more than 100% of target could be earned unless the TSR of Verisign stock equaled or outperformed the TSR of the S&P 500 Index for the performance period. The threshold for the CAGR of operating income per share was 4.6% to earn 10% of the PSUs granted. In order to receive an award of 100% of the PSUs granted, attainment of 8.6% CAGR of operating income per share was necessary. Attainment of at least 12.6% CAGR of operating income per share was required to earn 200% of the PSUs granted. In February 2023, the Compensation Committee reviewed the Company’s performance against the performance goals for these PSUs. The CAGR of operating income per share for the performance period was 8.8% compared to the target of 8.6%. This resulted in a calculated achievement of 105% of target, however, the actual goal achievement was limited to 100% of target since the TSR of Verisign stock did not equal or outperform the TSR of the S&P 500 Index for the performance period. The chart below shows the number of PSUs that were determined to be earned and vested in February 2023 based on achievement of the performance goals for the performance period.

NAME	TOTAL PSUs GRANTED IN 2020	GOAL ACHIEVEMENT	ACTUAL PSUs EARNED AND VESTED IN FEBRUARY 2023
D. James Bidzos	22,591	100%	22,591
Todd B. Strubbe[1]	7,290	100%	7,290
George E. Kilguss, III	5,732	100%	5,732
Danny R. McPherson[2]	3,157	100%	3,157
Thomas C. Indelicarto	3,643	100%	3,643
(1)    Mr. Strubbe received a grant of 6,704 PSUs on February 10, 2020 and 586 PSUs on February 11, 2020 in connection with his promotion to President and Chief Operating Officer. Both grants were subject to the same performance measures detailed above.
(2)    Mr. McPherson was designated an Executive Officer of the Company on July 26, 2022 following the grant date of the 2020 PSUs.
Other Features of our Executive Compensation Program
Recovery of Incentive Compensation
The Compensation Committee has adopted an executive incentive compensation recovery policy that applies to annual and long-term incentive awards. The policy applies when there is an inaccurate financial statement, including statements of earnings, revenues, or gains or any other materially inaccurate calculation of a performance metric criterion, regardless of whether such inaccuracy was the subject of an accounting restatement. If, as a result of such inaccurate financial statement or calculation, certain executives received materially more incentive compensation than they would have, had the correct financial statement or calculation been prepared at the time of the compensation award, the Compensation Committee shall (subject to the exception noted below) seek recovery of this overpayment. The recovery could occur either by limiting future awards or directly seeking repayment. The Compensation Committee may determine not to seek recovery of such an overpayment only if the direct costs of recovery are expected to exceed the amount of recovery. In the case of fraudulent, intentional, willful, or grossly negligent

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Executive Compensation
misconduct by the recipient of an award, the Compensation Committee can attempt to recover previous incentive awards paid regardless of when the awards were paid to the executive. If the inaccuracy is not the result of these circumstances, the Compensation Committee can only recover incentive awards that were incorrectly paid based on the inaccuracy if they were paid in the three fiscal years completed prior to the determination that the financial statement was inaccurate.
Equity Award Practices
The Compensation Committee approves all equity awards granted to our executives, the aggregate annual equity pool for all employees, employee grant guidelines, and all equity awards granted to eligible employees during the annual grant process, which generally takes place in February. A separate grant committee makes equity awards to non-executives at times other than the annual grant process.
Benefits
We generally do not provide our executives with any benefits other than those provided to all of our other U.S.-based employees. All of our U.S.-based employees are eligible for medical, dental and vision insurance, life insurance, short and long-term disability, paid time off, an employee stock purchase plan, and a qualified 401(k) salary deferral plan. None of our NEOs are eligible to participate in any defined pension plans or non-qualified defined compensation plans.
Severance or Employment Agreements
We generally do not enter into severance or employment agreements with our executives (except as described below), nor do we provide severance or other benefits following voluntary termination. However, the Compensation Committee may determine in special circumstances that providing such severance payments or benefits or entering into employment agreements is necessary to attract an executive or for other business considerations.
Change in Control and Retention Agreements
We have entered into change in control and retention agreements with our executives. These agreements provide for change in control severance benefits and payments in the event the executive’s employment is terminated in connection with a change in control of the Company. These agreements are “double trigger” agreements which means the executives will only be eligible for payments under the agreements if both a change in control of the Company occurs and the executive’s employment is terminated without cause (or by the executive for good reason) within 24 months of the change in control.
The Compensation Committee believes these agreements are necessary to attract and retain executive talent and to remove any potential conflicts of interests of our executives when making decisions related to potentially beneficial corporate transactions. The Compensation Committee periodically reviews the provisions of these agreements with its compensation consultant and makes adjustments as necessary to ensure alignment of executives’ interests with stockholders’ interests. The compensation consultant advised the Compensation Committee that the agreements were consistent with best practices, which include double trigger benefits, severance multiples less than or equal to 2x base salary and target bonus, and no tax-gross up provision. Based on the compensation consultant’s analysis and the Compensation Committee’s review, no changes were made to the benefits provided under the agreements in 2022. The CEO’s change in control agreement provides for a severance payment of 2x base salary and a bonus payment of 2x target bonus plus the cash equivalent of two years of continuation of health benefits if he participates in the Company’s health plans as of the date of his termination. The other terms of his change in control agreement are the same as other executives. Additional details about these agreements, including potential payments, may be found in the “Potential Payments Upon Termination or Change in Control” section and the “Termination and Change in Control Benefit Estimates as of December 31, 2022” table below in this Proxy Statement.
Risk Assessment
In 2022, we performed a comprehensive assessment of our compensation policies and program design to determine whether risks arising under them would be reasonably likely to have a material adverse effect on the Company. The Compensation Committee, based on input from FW Cook and management, considered each element of our compensation programs and policies in our risk assessment and determined that none of our compensation policies and programs creates a risk that is reasonably likely to have a material adverse effect on the Company.

38	VeriSign, Inc.

Executive Compensation
Compensation Committee Report
The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement. Based on the review, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted by the Compensation Committee

Thomas F. Frist III (Chairperson)
Courtney D. Armstrong
Jamie S. Gorelick
Timothy Tomlinson
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during 2022 were Thomas F. Frist III, Jamie S. Gorelick, and Timothy Tomlinson. Louis A. Simpson served as a member of the Compensation Committee until his death on January 10, 2022. All of the members of the Compensation Committee during 2022 were independent directors, and none of the members of the Compensation Committee during 2022 were employees or officers or former officers of Verisign during the prior three years, as required for director independence under the applicable Nasdaq rules. No Executive Officer of Verisign has served on the Compensation Committee (or other board committee performing equivalent functions, if any) or the board of directors of another entity, one of whose executive officers served as a member of the Compensation Committee of Verisign during 2022; and no Executive Officer of Verisign has served on the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of our Board during 2022.

2023 Proxy Statement	39

Executive Compensation Tables
Summary Compensation Table
The following table sets forth certain summary information concerning the compensation of our NEOs for 2022, 2021, and 2020.

NAMED EXECUTIVE OFFICER AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	STOCK AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
D. James Bidzos	2022	946,154	8,999,846	1,332,375	720	11,279,095
Executive Chairman and	2021	925,000	7,749,845	1,443,000	720	10,118,565
Chief Executive Officer	2020	960,577	7,749,705	1,387,500	720	10,098,502
Todd B. Strubbe	2022	587,692	3,499,821	551,650	10,970	4,650,133
President and Chief	2021	573,462	2,999,991	568,100	10,470	4,152,023
Operating Officer	2020	586,731	2,999,396	536,750	10,470	4,133,347
George E. Kilguss, III	2022	546,923	2,799,772	488,538	10,970	3,846,203
Executive Vice President,	2021	529,231	2,399,993	496,080	10,470	3,435,774
Chief Financial Officer	2020	545,192	2,359,635	472,500	10,470	3,387,797
Danny R. McPherson	2022	529,039	2,799,943	488,538	10,970	3,828,490
Executive Vice President,
Engineering, Operations and Chief Security Officer
Thomas C. Indelicarto	2022	512,692	2,399,987	457,449	720	3,370,848
Executive Vice President,	2021	493,846	1,799,995	468,000	710	2,762,551
General Counsel and Secretary	2020	475,769	1,499,677	414,000	660	2,390,106
(1)Includes, where applicable, amounts electively contributed by each NEO to our 401(k) Plan. The amounts reported represent base salaries paid to each of the NEOs for the applicable fiscal year. Annual base salary for U.S. salaried employees is paid on a bi-weekly schedule over 26 pay periods. Salaries earned in fiscal year 2020 are higher than each executive’s annualized base salary for such year because there were 27 such bi-weekly pay periods in fiscal year 2020 rather than the usual 26.
(2)Amounts shown represent the aggregate grant date fair value, which is based on the closing share price on the date of the grant. Amounts for PSUs, which are subject to performance and market conditions, are based upon the probable outcome of the performance conditions as of the grant date of the award. Amounts shown for 2022 include the following for PSUs: Mr. Bidzos, $5,399,865; Mr. Strubbe, $1,749,911; Mr. Kilguss, $1,399,886; Mr. McPherson $1,399,972; and Mr. Indelicarto, $1,199,994. Grant date fair value for PSUs granted in 2022, at the maximum achievement level (i.e., 200% payout) would be 147% of the foregoing amounts for each executive, calculated using a Monte Carlo simulation model. Amounts reported here may differ from the sum of amounts reported elsewhere in this document due to rounding.
(3)Amounts shown are for non-equity incentive plan compensation earned during the year indicated but paid in the following year, which for 2022 reflects the annual incentive bonuses earned under the 2022 VPP.
(4)Amounts in “All Other Compensation” for 2022 include, where applicable, matching contributions made by the Company to the VeriSign, Inc. 401(k) Plan, life insurance payments, and accidental death and dismemberment insurance payments.

40	VeriSign, Inc.

Executive Compensation Tables
Grants of Plan-Based Awards in 2022
The following table shows all plan-based awards granted to our NEOs for 2022 under annual and long-term plans.

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(3)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)
NAMED EXECUTIVE OFFICER	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)(2)	TARGET (#)(2)	MAXIMUM (#)(2)
D. James Bidzos	N/A	356,250	1,425,000	2,493,750
	2/14/2022				12,643	25,285	50,570		5,399,865
	2/14/2022							16,857	3,599,981
Todd B. Strubbe	N/A	147,500	590,000	1,032,500
	2/14/2022				4097	8,194	16,388		1,749,911
	2/14/2022							8,194	1,749,911
George E. Kilguss, III	N/A	130,625	522,500	914,375
	2/14/2022				3,278	6,555	13,110		1,399,886
	2/14/2022							6,555	1,399,886
Danny R. McPherson	N/A	130,625	522,500	914,375
	2/14/2022				2,810	5,619	11,238		1,199,994
	2/14/2022							5,619	1,199,994
	4/25/2022				474	947	1,894		199,978
	4/25/2022							947	199,978
Thomas C. Indelicarto	N/A	122,313	489,250	856,188
	2/14/2022				2,810	5,619	11,238		1,199,994
	2/14/2022							5,619	1,199,994
(1)Each of our NEOs received an annual cash bonus under the VPP as described in “Compensation Discussion and Analysis” earlier in this Proxy Statement. The actual amount of the annual cash bonus paid to the NEOs is reflected in the Summary Compensation Table above.
(2)Each of our NEOs was awarded PSUs on February 14, 2022, to be earned based on Company performance and subject to a relative TSR achievement threshold in 2024 and determination to be made after the end of 2024. Mr. McPherson was awarded additional PSUs on April 25, 2022 subject to the same performance and relative TSR achievement thresholds.
(3)The RSU awards vested 25% of the total award on February 15, 2023, and the remainder vests 6.25% of the total award each quarter thereafter, until fully vested.

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Executive Compensation Tables
Outstanding Equity Awards at 2022 Year-End
The following table shows all outstanding equity awards held by our NEOs as of the end of 2022 granted under the 2006 Plan.

		STOCK AWARDS
NAMED EXECUTIVE OFFICER	GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(2)
D. James Bidzos	2/11/2019	1,026	210,781
	2/10/2020	4,705	966,595
	2/10/2020			22,591	(3)	4,641,095
	2/16/2021	8,798	1,807,461
	2/16/2021			23,467	(4)	4,821,060
	2/14/2022	16,857	3,463,102
	2/14/2022			25,285	(5)	5,194,550
Todd B. Strubbe	2/11/2019	505	103,747
	2/10/2020	2,095	430,397
	2/10/2020			6,704	(3)	1,377,270
	2/11/2020	180	36,979
	2/11/2020			586	(3)	120,388
	2/16/2021	4,257	874,558
	2/16/2021			7,570	(4)	1,555,181
	2/14/2022	8,194	1,683,375
	2/14/2022			8,194	(5)	1,683,375
George E. Kilguss, III	2/11/2019	421	86,490
	2/10/2020	1,790	367,738
	2/10/2020			5,732	(3)	1,177,582
	2/16/2021	3,404	699,318
	2/16/2021			6,056	(4)	1,244,145
	2/14/2022	6,555	1,346,659
	2/14/2022			6,555	(5)	1,346,659
Danny R. McPherson	2/11/2019	219	44,991
	2/10/2020	985	202,358
	2/10/2020			3,157	(3)	648,574
	2/16/2021	2,376	488,125
	2/16/2021			4,226	(4)	868,189
	2/14/2022	5,619	1,154,367
	2/14/2022			5,619	(5)	1,154,367
	4/25/2022	947	194,552
	4/25/2022			947	(5)	194,552
Thomas C. Indelicarto	2/11/2019	256	52,593
	2/10/2020	1,136	233,380
	2/10/2020			3,643	(3)	748,418
	2/16/2021	2,554	524,694
	2/16/2021			4,542	(4)	933,108
	2/14/2022	5,619	1,154,367
	2/14/2022			5,619	(5)	1,154,367

42	VeriSign, Inc.

Executive Compensation Tables
(1)The RSU awards vest 25% of the total award on approximately the first anniversary of the date of grant and then vests 6.25% of the total award each quarter thereafter until fully vested.
(2)The market value is calculated by multiplying the number of shares by the closing price of our common stock on December 30, 2022, which was $205.44 per share.
(3)The Compensation Committee granted PSUs on February 10, 2020 and February 11, 2020, to be earned based on Company performance in 2020, 2021, and 2022. The number of shares shown reflects actual achievement of 100% of target. These PSUs vested on the date the Company received an unqualified signed opinion on the Company’s financial statements from its independent registered public accounting firm on February 17, 2023.
(4)The Compensation Committee granted PSUs on February 16, 2021, to be earned based on Company performance in 2021, 2022, and 2023 as determined after the end of 2023. The number of shares shown reflects achievement of the target performance level based on Company performance and relative TSR of Verisign stock compared to the TSR of the S&P 500 for 2021 and 2022.
(5)The Compensation Committee granted PSUs on February 14, 2022 and April 25, 2022, to be earned based on Company performance in 2022, 2023, and 2024 as determined after the end of 2024. The number of shares shown reflects achievement of the target performance level based on Company performance and relative TSR of Verisign stock compared to the TSR of the S&P 500 for 2022.
Stock Vested in 2022
The following table shows all stock awards vested and the value realized upon vesting by our NEOs during 2022. No stock options were exercised by any of our NEOs during 2022.

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
D. James Bidzos	29,349	5,995,547
Todd B. Strubbe	12,226	2,489,430
George E. Kilguss, III	9,962	2,028,720
Danny McPherson	6,069	1,236,755
Thomas C. Indelicarto	6,494	1,322,620
(1)The value realized upon vesting is calculated by multiplying the number of shares that vested by the closing price of our common stock on the vesting date.
Potential Payments Upon Termination or Change in Control
Except as described below, we have no formal severance program for our NEOs, each of whom is employed at will and therefore can be terminated at any time.
Treatment of Equity Upon Death or Disability or Termination for any Other Reason
In the event of termination due to death or disability, outstanding equity awards will be treated as follows:
•Time-based RSUs – unvested RSUs shall accelerate in full according to the terms in the applicable award agreements.
•PSUs – if such termination occurs during the applicable performance period and before the conclusion of such performance period, then such PSUs will accelerate and vest at target; if such termination occurs after the conclusion of the applicable performance period and before the award for such performance period has been paid, then the PSUs will fully accelerate based upon the actual achievement level.
In the event of a termination for any other reason, all unvested equity awards are forfeited for no consideration.
Change in Control Agreements
Each of our executives is party to a change in control and retention agreement (the “CIC Agreements”). Under the CIC Agreements, each of the executives is entitled to receive severance benefits if, within the twenty-four months following a “change in control” (or under certain circumstances, during the six-month period preceding a change in control), the executive’s employment is terminated by the Company or its successor without “cause” or by the executive for “good reason” (referred to as a “qualified termination”). The terms and conditions of the CIC Agreements are described below.

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Executive Compensation Tables
Under the CIC Agreements, “change in control” means:
•any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company or its subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly (excluding, for purposes of this Section, securities acquired directly from the Company), of securities of the Company representing at least 35% of (A) the then-outstanding shares of common stock of the Company or (B) the combined voting power of the Company’s then-outstanding securities;
•the consummation of a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;
•a change in the composition of the Board occurring within a 24-month period, as a result of which fewer than a majority of the directors are incumbent directors;
•the sale or disposition of all or substantially all of the Company’s assets (or consummation of any transaction, or series of related transactions, having similar effect); or
•stockholder approval of the dissolution or liquidation of the Company.
Under the CIC Agreements, “cause” means:
•an executive’s willful and continued failure to substantially perform the executive’s duties after written notice providing the executive with 90 days from the date of the executive’s receipt of such notice in which to cure;
•conviction of the executive for a felony involving moral turpitude or a plea of guilty or no contest to the same;
•an executive’s willful misconduct or gross negligence resulting in material harm to the Company; or
•an executive’s willful violation of the Company’s policies resulting in material harm to the Company.
Under the CIC Agreements, “good reason” means:
•a change in the executive’s authority, duties, or responsibilities that is inconsistent in any material and adverse respect from the executive’s authority, duties, and responsibilities immediately preceding the change in control;
•a reduction in the executive’s base salary compared to the executive’s base salary immediately preceding the change in control, except for an across-the-board reduction of not more than 10% of base salary applicable to all senior executives of the Company;
•a reduction in the executive’s bonus opportunity of 5% or more from the executive’s bonus opportunity immediately preceding the change in control, except for an across-the-board reduction applicable to all senior executives of the Company;
•a failure to provide the executive with long-term incentive opportunities that in the aggregate are at least comparable to the long-term incentives provided to other senior executives at the Company;
•a reduction of at least 5% in aggregate benefits that the executive is entitled to receive under all employee benefit plans of the Company following a change in control compared to the aggregate benefits the executive was eligible to receive under all employee benefit plans maintained by the Company immediately preceding the change in control;
•a requirement that the executive be based at any office location more than 40 miles from the executive’s primary office location immediately preceding the change in control, if such relocation increases the executive’s commute by more than 10 miles from the executive’s principal residence immediately preceding the change in control; or
•the failure of the Company to obtain the assumption of the agreement from any successor as provided in the agreement.
Under the CIC Agreements, “incumbent director” means: directors who either (i) are directors as of the date of the CIC Agreement, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the incumbent directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).
If a change in control occurs and the executive officer experiences a qualifying termination and timely delivers a general release agreement, the CIC Agreements provide that Verisign will make the following payments and provide the following benefits to the executive officer (subject to a six-month delay if and to the extent required by the deferred compensation rules set forth in and promulgated under Section 409A of the Internal Revenue Code):
•a lump sum equal to the pro rata target bonus for the year in which the executive officer was terminated;
•a lump sum equal to a specified multiple of the sum of (i) the executive officer’s annual base salary plus (ii) the average of the executive officer’s target annual bonus amount for the last three full fiscal years prior to a change in control, or, if the executive officer was employed by the Company for fewer than three full fiscal years preceding the fiscal year in which the change in control occurs, the average target bonus for the number of full fiscal years the executive officer was employed by the Company before the change in control or the target bonus for the fiscal year in which the change in control occurs if the executive officer was not eligible to receive a bonus from the Company during any of the prior three fiscal years; the applicable multiples are

44	VeriSign, Inc.

Executive Compensation Tables
200% of the annual base salary and bonus for the CEO and 100% of the annual base salary and bonus for other executive officer participants;
•if the executive elects to continue medical coverage under COBRA, reimbursement of the total cost of the executive’s premiums that would be required to provide health insurance coverage, for 24 months for the CEO and for 12 months for all other executives;
•immediate acceleration of vesting of all of the executive officer’s unvested stock options and RSUs; however, if the consideration to be received by stockholders of the Company in connection with the change in control consists of substantially all cash or if the stock options and RSUs held by the executive officer are not assumed in the change in control, then all of the executive officer’s then-unvested and outstanding stock options and RSUs shall vest immediately prior to the change in control regardless of whether or not there is a termination of employment in connection therewith; and
•if PSUs are accelerated, and the performance period has not been completed, the amount payable is computed as if the performance has been satisfied at the target level.
In addition, the CIC Agreements include the following terms and conditions:
•to the extent any change in control payments or benefits are characterized as excess parachute payments within the meaning of Section 4999 of the Internal Revenue Code, and such characterization would subject the executive officer to a federal excise tax due to that characterization, the executive officer’s termination benefits will be reduced to an amount so that none of the amounts payable constitute excess parachute payments if this would result in the executive officer’s receipt, on an after-tax basis, of a greater amount of termination and other benefits, after taking into account applicable federal, state and local taxes, including the excise tax under Section 4999 of the Internal Revenue Code;
•a one-year term with an automatic renewal for one-year periods unless the Board terminates the CIC Agreement at least 90 days before the end of the then-current term, provided that such termination shall not be effective until the last day of the then-current term; and
•the executive officer is prohibited from soliciting employees of Verisign or competing against Verisign for a period of 12 months following termination.
The following table shows the equity awards that would have vested for our NEOs as of December 31, 2022, as well as the additional cash compensation payable to our NEOs, if any, under the change in control and termination scenarios described above if a change in control had occurred on such date. The value of the accelerated equity is based on the closing price of our common stock on December 30, 2022, which was $205.44 per share.

TERMINATION AND CHANGE IN CONTROL BENEFIT ESTIMATES AS OF DECEMBER 31, 2022

	VALUE OF CASH AND CONTINUED HEALTH BENEFITS ($)(1)	VALUE OF ACCELERATED STOCK AWARDS ($)
NAMED EXECUTIVE OFFICER	CHANGE IN CONTROL PLUS QUALIFYING TERMINATION	DEATH, DISABILITY OR CHANGE IN CONTROL PLUS QUALIFYING TERMINATION(2)(3)
D. James Bidzos	6,136,891	21,104,646
Todd B. Strubbe	1,748,442	7,865,270
George E. Kilguss, III	1,579,373	6,268,591
Danny R. McPherson	1,532,057	4,950,077
Thomas C. Indelicarto	1,471,540	4,800,927
(1)To the extent any payments made or benefits provided upon termination of an executive officer’s employment constitute deferred compensation subject to Section 409A of the Internal Revenue Code, payment of such amounts or provision of such benefits will be delayed for six months after the executive officer’s separation from service if and to the extent required under Section 409A of the Internal Revenue Code.
(2)If the equity awards held by the executive are not assumed upon a change in control or the consideration to be received by stockholders consists of substantially all cash, then all such equity awards shall have their vesting and exercisability accelerated in full immediately prior to the change in control regardless of whether there is a qualifying termination.
(3)All unvested PSUs included in the amounts accelerated are shown at the target achievement levels as achievement of the performance criteria had not been certified by the Compensation Committee as of December 31, 2022.

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Executive Compensation Tables
Equity Compensation Plan Information
The following table sets forth information about our common stock that may be issued upon the exercise of options, warrants, and rights under our existing equity compensation plans as of December 31, 2022.

	EQUITY COMPENSATION PLAN INFORMATION
	(A)	(B)	(C)
PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))

Equity compensation plans approved by stockholders(2)	628,073	$0.00	10,095,998(3)
Equity compensation plans not approved by stockholders	—	$ —	—
Total	628,073	$0.00	10,095,998
(1)Only includes shares subject to RSUs and the target number of shares subject to PSUs outstanding as of December 31, 2022 that were granted under the 2006 Plan. Excludes purchase rights accruing under the 2007 Employee Stock Purchase Plan (the “2007 Purchase Plan”), which has a remaining stockholder-approved reserve of 2,908,060 shares as of December 31, 2022. There are no outstanding options or warrants.
(2)Includes the 2006 Plan and the 2007 Purchase Plan.
(3)Consists of shares available for future issuance under the 2006 Plan and the 2007 Purchase Plan. As of December 31, 2022, an aggregate of 7,187,938 shares and 2,908,060 shares of common stock were available for issuance under the 2006 Plan and the 2007 Purchase Plan, respectively, including 48,821 shares purchased under the 2007 Purchase Plan in January 2023. In addition to options and RSUs, shares can be granted under the 2006 Plan pursuant to stock appreciation rights, restricted stock awards, stock bonuses and performance shares.
CEO Pay Ratio
Item 402(u) of Regulation S-K requires disclosure of the ratio of the annual total compensation of our CEO, Mr. Bidzos, to the annual total compensation of our median employee. For 2022, the annual total compensation of the median employee was $206,922 and the annual total compensation of our CEO, as reported in the Summary Compensation Table in “Executive Compensation” above in this Proxy Statement, was $11,279,094.
Based on this information for 2022, the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 55:1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with applicable rules of the Securities and Exchange Commission (the “SEC”) using the data and assumptions summarized below. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
The 2022 median employee was determined based on the total 2022 target direct compensation for all of our employees (other than our CEO), who were employed as of December 31, 2022, consistent with the approach taken for our 2021 CEO pay ratio determination. For purposes of this pay ratio, we defined target direct compensation as the sum of annual base salary determined as of December 31, 2022, target annual bonus for the 2022 performance year, and the grant date value of annual equity grants in 2022. We applied our compensation measure consistently to all of our employees. Salaries for international employees were converted to U.S. dollars based on the applicable foreign exchange rates as of December 31, 2022. Once we identified our 2022 median employee, we then determined that employee’s annual total compensation in the same manner that we determine the total compensation of our NEOs for purposes of the Summary Compensation Table disclosed above. This 2022 total compensation amount for our median employee was then compared to the 2022 total compensation of our CEO as reported in the Summary Compensation Table to determine the pay ratio.

46	VeriSign, Inc.

Executive Compensation Tables
Pay Versus Performance
In accordance with Item 402(v) of Regulation S-K, the following table sets forth the specified executive compensation for our NEOs and financial performance measures for 2022, 2021 and 2020. For additional information regarding how we align executive compensation with Company performance, see “Compensation Discussion and Analysis” of this Proxy Statement.

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO ($)(1)	COMPENSATION ACTUALLY PAID TO PEO ($)(1)(2)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NAMED EXECUTIVE OFFICERS ($)(1)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NAMED EXECUTIVE OFFICERS ($)(1)(2)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:		NET INCOME ($ MILLIONS)	COMPANY SELECTED MEASURE
					TOTAL SHAREHOLDER RETURN ($)	PEER GROUP TOTAL SHAREHOLDER RETURN ($)(3)		OPERATING INCOME ($ MILLIONS)
2022	11,279,094	6,638,117	3,923,918	2,623,730	107	139	673.8	943.1
2021	10,118,565	13,339,664	3,450,115	4,459,575	132	194	784.8	866.8
2020	10,098,502	13,018,694	3,303,750	4,029,712	112	144	814.9	824.2 (4)
(1)In all three years presented, Mr. Bidzos was our Principal Executive Officer (“PEO”). The non-PEO NEOs during 2022 were Messrs. Strubbe, Kilguss, McPherson, and Indelicarto. For 2021 and 2020, the non-PEO NEOs were Messrs. Strubbe, Kilguss, and Indelicarto; Mr. McPherson is not included in 2020 and 2021 as he was appointed an executive officer on July 26, 2022.
(2)The following table details the adjustments made to the Summary Compensation Table totals to arrive at the Compensation Actually Paid (“CAP”) amounts in the table above, calculated in accordance with Item 402(v) of Regulation S-K.

	SUMMARY COMPENSATION TABLE TOTAL ($)	DEDUCT SUMMARY COMPENSATION TABLE STOCK AWARDS ($)	ADD YEAR-END VALUE OF UNVESTED EQUITY GRANTED IN YEAR ($)	ADD CHANGE IN VALUE OF UNVESTED EQUITY GRANTED IN PRIOR YEARS ($)	ADD CHANGE IN VALUE OF VESTED EQUITY GRANTED IN PRIOR YEARS ($)	COMPENSATION ACTUALLY PAID
PEO
2022	11,279,094	(8,999,846)	8,657,652	(2,844,873)	(1,453,910)	6,638,117
2021	10,118,565	(7,749,845)	9,927,154	1,714,160	(670,370)	13,339,664
2020	10,098,502	(7,749,705)	8,147,676	39,865	2,482,356	13,018,694
AVERAGE NON-PEO NEO
2022	3,923,918	(2,874,881)	2,766,660	(756,083)	(435,884)	2,623,730
2021	3,450,115	(2,399,993)	3,074,268	509,712	(174,527)	4,459,575
2020	3,303,750	(2,286,236)	2,404,204	57,229	550,765	4,029,712
(3)TSR based on initial investment of $100 made at the end of 2019 and reflects cumulative change since that time. Peer group represents the S&P 500 Information Technology Sector Index.
(4)In December 2020, the Compensation Committee approved a $6.5 million adjustment to the 2020 operating income amount used in the determination of the performance level achieved for the PSUs that vested in February 2021. The adjustment was made to account for the impact of the sale of the security services contracts in December 2018, which was not contemplated at the time the performance goals for these PSUs were established.

2023 Proxy Statement	47

Executive Compensation Tables
Description of Certain Relationships between Information Presented in the Pay versus Performance Table
In accordance with SEC rules, the Company is providing the following charts to show the relationship between the CAP for Mr. Bidzos and the average CAP for our other NEOs in comparison to the TSR for Verisign, the TSR for the S&P 500 Information Technology Sector Index, our net income and our operating income, respectively, over the 3 year timeframe:

Pay vs Net Income 2020-2022
Compensation Actually Paid ($ Mil.)
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$-
Annual Net Income ($ Mil.)
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
2020
2021
2022
CAP to PEO
Average CAP to Non-PEO NEOs
Net Income

## Pay vs VRSN Operating Income 2020-2022

$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$-
Compensation Actually Paid ($ Mil.)
$1000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$-
Annual Operating Income ($Mil.)
2020
2021
2022
CAP to PEO
Average CAP to Non-PEO NEOs
Operating Income

Financial Performance Measures
The following table sets forth the most important financial performance measures that were used in determining the NEOs compensation during the last fiscal year, as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

METRIC
CAGR of Operating Income
Revenue
TSR of the S&P 500

48	VeriSign, Inc.

Compensation of Directors
This section provides information regarding our compensation policies for non-employee directors and amounts earned and securities awarded to these directors in 2022. Mr. Bidzos is our Executive Chairman and Chief Executive Officer. As an employee of our Company, Mr. Bidzos does not participate in our compensation program for non-employee directors, and he is compensated as an executive officer of our Company. Mr. Bidzos’ compensation is described in “Executive Compensation” elsewhere in this Proxy Statement.
Non-Employee Director Retainer Fees and Equity Compensation Information
On July 26, 2022, the Compensation Committee met to review our overall non-employee director compensation program. As part of this review, the Compensation Committee received a report of competitive market data and compensation practices prepared by FW Cook for the same peer group it used to benchmark executive compensation. For information about the peer group, see “Executive Compensation—Compensation Discussion and Analysis” elsewhere in this Proxy Statement. The Compensation Committee sets director compensation levels at or near the market median relative to directors at companies in the peer group in order to ensure directors are paid competitively for their time commitment and responsibilities. Providing a competitive compensation package is important because it enables us to attract and retain highly qualified directors who are critical to our long-term success. Following the July 2022 review, including consideration of the recommendations made by FW Cook, the Compensation Committee determined that it was in the best interests of our Company and our stockholders to maintain our overall non-employee director compensation program, including providing an annual equity award grant to each director of $250,000 (made solely in the form of RSUs). Historically, new directors are granted an equity award equal to the pro rata amount of such annual equity award, the amount of which is determined based on the date of such new director’s appointment or election to the Board. Directors are subject to our stock retention policy as described in “Stock Ownership Information—Stock Ownership Policies.”
Non-employee directors received annual cash retainer fees for 2022 as follows:

ANNUAL CASH RETAINER
Non-Employee Director		$40,000

ADDITIONAL CASH RETAINERS
Non-Executive Chairman of the Board (1)		$100,000
Lead Independent Director		$25,000
Safety and Security Council Liaison		$25,000

ADDITIONAL CASH RETAINERS FOR COMMITTEE SERVICE	CHAIRPERSON	MEMBER
Audit	$15,000	$25,000
Compensation	$10,000	$20,000
Corporate Governance and Nominating	$10,000	$10,000
Cybersecurity	$10,000	$20,000
(1)The position of “Non-Executive Chairman of the Board” was not held during 2022, and as such no annual retainer fees were paid during this period.
Non-employee directors are reimbursed for their expenses incurred in attending meetings.
Our Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan limits the compensation (including equity and cash awards) paid to any non-employee director in any year to an aggregate dollar value of $600,000, with an exception to allow for up to two times such limit for grants made in the first year of service or first year designated as chairman or lead independent director.

2023 Proxy Statement	49

Compensation of Directors
Non-Employee Director Compensation Table for 2022
The following table sets forth a summary of compensation information for our non-employee directors for 2022.

NON-EMPLOYEE DIRECTOR NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	TOTAL ($)
Courtney D. Armstrong	50,000	249,843	299,843
Yehuda Ari Buchalter	70,000	249,843	319,843
Kathleen A. Cote	85,000	249,843	334,843
Thomas F. Frist III (3)	78,750	249,843	328,593
Jamie S. Gorelick	70,000	249,843	319,843
Roger H. Moore (4)	151,875	249,843	401,718
Louis A. Simpson (5)	26,250	—	26,250
Timothy Tomlinson	130,000	249,843	379,843
(1)Amounts shown represent cash retainer fees earned by each director.
(2)Stock awards consist solely of RSUs which vest immediately upon grant. Amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted in 2022. The grant date fair value of each award granted to each non-employee director on July 25, 2022 was $249,805 (consisting of 1,377 RSUs valued at $181.44 per share, which was the closing price per share on the grant date). No director held any outstanding awards as of December 31, 2022.
(3)Mr. Frist was appointed Chair of the Compensation Committee on February 15, 2022.
(4)Mr. Moore was appointed Lead Independent Director on February 15, 2022.
(5)Mr. Simpson passed away in the first quarter of 2022.

50	VeriSign, Inc.

Proposal 3
Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation
In accordance with Section 951 of the Dodd-Frank Act and the corresponding Securities and Exchange Commission rules, Verisign is seeking a non-binding advisory vote as to the frequency with which the approval of executive compensation vote be included as a proposal in the Proxy Statement and an agenda item at the Annual Meeting. Stockholders may cast a vote for every one, two or three years, or abstain from voting on this proposal.
Verisign believes that an annual vote is most appropriate. The compensation of our Named Executive Officers is reviewed, adjusted and approved on an annual basis. The Board believes that the Company’s stockholders should likewise have the opportunity to provide their direct input on our executive compensation program on an annual basis. Accordingly, our Board recommends that future advisory votes to approve executive compensation continue to be held every year.
You may elect to have the vote held annually, every two years or every three years, or you may abstain. You are not voting to approve or disapprove the Board’s recommendation but for one of the four specified choices. The vote is advisory and non-binding. The Compensation Committee will consider the outcome of the vote, along with other relevant factors, in recommending a voting frequency to the Board for its adoption.

ONE YEAR	The Board recommends a vote for every ONE YEAR on the frequency of future votes to approve executive compensation.

2023 Proxy Statement	51

Proposal 4
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee has selected KPMG LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2023, and, as a matter of good corporate governance, our stockholders are being asked to ratify this selection. A representative of KPMG LLP is expected to be available at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if he or she desires to do so, and is expected to be available to respond to appropriate questions.

FOR	The Board recommends a vote FOR this proposal.
Principal Accountant Fees and Services
The following table presents fees billed for professional services rendered by KPMG LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2022 and December 31, 2021, and fees billed for other services provided by KPMG LLP, in each of the last two completed years.

	2022 FEES	2021 FEES
Audit fees(1)	$1,815,926	$1,986,852
Audit-related fees	–	–
Tax fees	–	–
All other fees(2)	16,500	–
Total fees	$1,832,426	$1,986,852
(1)Audit fees consist of fees for the integrated audit of the annual financial statements included in our Annual Reports on Form 10-K, the review of the interim financial statements included in our Quarterly Reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements for those years.
(2)All other fees consist of registration fees for three employees to participate in KPMG’s Executive Leadership Institute for Women.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
Pursuant to the Audit Committee’s Charter and the Policy for Pre-Approval of Audit and Non-Audit Services, the Audit Committee, or a designated member of the Audit Committee, pre-approved all audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee has adopted a policy for the pre-approval of services provided by the Independent Auditors. These services included audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

52	VeriSign, Inc.

Proposal 4—Ratification of Selection of Independent Registered Public Accounting Firm
Report of the Audit Committee
The Audit Committee is composed of three directors who meet the independence and experience requirements of the listing rules of The Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the board of directors (the “Board”) of VeriSign, Inc. (“Verisign”). The members of the Audit Committee are Mr. Tomlinson (Chairperson), Ms. Cote, and Mr. Moore. The Audit Committee met five times during 2022.
Management is responsible for the preparation, presentation, and integrity of Verisign’s financial statements, accounting, and financial reporting principles and internal controls and processes designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for performing an independent audit of Verisign’s consolidated financial statements and the effectiveness of Verisign’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing reports thereon.
The Audit Committee is responsible for oversight of Verisign’s accounting and financial reporting processes. The Audit Committee is also responsible for the appointment, compensation, and oversight of Verisign’s independent registered public accounting firm, including (i) annually evaluating the independent registered public accounting firm’s qualifications and performance, (ii) annually reviewing and confirming the independent registered public accounting firm’s independence, (iii) reviewing and approving the planned scope of the annual audit, (iv) overseeing the audit work of the independent registered public accounting firm, (v) reviewing and pre-approving any non-audit services that may be performed by the independent registered public accounting firm, which are considered in the evaluation of the independent registered public accounting firm’s independence, (vi) annually reviewing with management and the independent registered public accounting firm the adequacy of Verisign’s internal control over financial reporting, (vii) annually reviewing Verisign’s critical accounting policies, and the application of accounting principles, and (viii) overseeing the conduct of the annual audit, including the oversight of the resolution of any issues identified by the independent registered public accounting firm. In evaluating the independent registered public accounting firm’s qualifications and performance and considering the independent registered public accounting firm for appointment, the Audit Committee considers the firm’s, as well as the engagement team’s, quality of audit services (including its knowledge, skill, and experience), its global capabilities and technical resources, the reasonableness of its fees, its communications with the Audit Committee, its independence, objectivity, and professional skepticism, its knowledge of Verisign, and its tenure as Verisign’s independent registered public accounting firm as well as regulatory reviews of the firm and the firm’s responses thereto. As part of this evaluation, the Audit Committee considers information provided by the firm as well as from management, including from the Chief Financial Officer, Controller, and Head of Internal Audit.
To ensure the independence of Verisign’s independent registered public accountant, the Audit Committee has received from KPMG the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG their independence. In addition, we follow the applicable laws, rules, and regulations regarding the rotation of audit partners, including Rule 2-01 of Regulation S-X. The Audit Committee is involved in the selection of the audit partner when a rotational change is required.
During 2022, the Audit Committee met privately with KPMG to discuss the results of the audit, evaluations by the independent registered public accounting firm of Verisign’s internal control over financial reporting, and the quality of Verisign’s financial reporting. In addition, in connection with its regularly scheduled meetings, the Audit Committee met privately with each of Verisign’s Chief Financial Officer, General Counsel and Compliance Officer, and Head of Internal Audit to discuss various legal, accounting, auditing, and internal control over financial reporting matters.
The Audit Committee has reviewed and discussed the audited consolidated financial statements contained in Verisign’s Annual Report on Form 10-K for the year ended December 31, 2022 with management. This review included a discussion of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that Verisign’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and the Audit Committee has reviewed and discussed the consolidated financial statements with KPMG.
The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission (the “SEC”).
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Verisign’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

This report is submitted by the Audit Committee

Timothy Tomlinson (Chairperson)
Kathleen A. Cote
Roger H. Moore

2023 Proxy Statement	53

Proposal 5
Stockholder Proposal Regarding an Independent Chair Policy
John Chevedden has submitted a stockholder proposal for consideration at the Annual Meeting. Mr. Chevedden’s address is 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278. We have been notified that Mr. Chevedden has continuously owned no fewer than 20 shares of our common stock since October 20, 2019. If properly presented at the Annual Meeting, the Board unanimously recommends a vote “AGAINST” the following proposal. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the stockholder proposal. Mr. Chevedden has requested that the proposal set forth in the box below be presented for a vote at the Annual Meeting:
Proponent’s Statement

Proposal 5 - Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.
Whenever possible, the Chairman of the Board shall be an Independent Director.
The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an accelerated basis.
It is a best practice to adopt this policy soon. However this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.
A Lead Director is no substitute for an independent Board Chairman. According to the 2022 VeriSign annual meeting proxy the VRSN Lead Director lacks in having exclusive powers. For instance some of the limited duties may mostly require only Lead Director approvals, which might be done on short notice after the vast majority of work is done by others, and some of these powers are shared with others:
•Serving as liaison between the Chairman and the independent directors. (A task shared with others.)
•Working with the Chairman to facilitate timely and appropriate information flow to the Board. (Could be all be done in the hour before a Board meeting after the vast majority of work is done by others.)
•Reviewing and approving agendas and schedules for meetings of the Board. (Could be all be done in the hour before a Board meeting after the vast majority of work is done by others.)
Plus management fails to give shareholders enough information on this topic to make a more informed decision. There is no comparison of the exclusive powers of the Office of the Chairman and the exclusive powers of the Lead Director.
VeriSign's so-called Lead Director is Mr. Roger Moore, age 81, who seems to have strong links to VeriSign management which runs contrary to an oversight role. Mr. Moore was CEO of a company acquired by VeriSign in 2001. Mr. Moore previously consulted for VeriSign perhaps part-time for 2-years. Mr. Moore seems to have had a day job of a few months in 2007 and does not seem to have had a day job since 2007. Mr. Moore received by far the most against vote of any VeriSign director in 2022.
Please vote yes:
Independent Board Chairman - Proposal 5

54	VeriSign, Inc.

Proposal 5—Stockholder Proposal Regarding an Independent Chair Policy
Company Statement and Recommendation
The Board recommends a vote “AGAINST” this proposal:
The Board is committed to sound corporate governance policies and practices that promote the long-term interests of all Company stockholders. Under our existing policies, the Board has the flexibility to determine the Board leadership structure that is most appropriate for the Company and our stockholders. After carefully reviewing this proposal and in light of our existing policies and practices, the Board believes that adopting the proposal would not be in the best interest of our stockholders and recommends voting “AGAINST” this proposal.
Flexibility in Board Leadership Structure is More Suitable for the Company than the Rigid and Prescriptive Approach Mandated by the Stockholder Proposal. The Company’s directors have the duty to regularly evaluate and determine the most appropriate Board leadership structure for the Company and its stockholders in light of the Company’s specific characteristics or circumstances at any given time. Accordingly, as discussed on page 16 under “Board Structure and Operations – Board Leadership Structure,” the Company’s Corporate Governance Principles provide the Board with the flexibility to determine the optimal leadership structure for the Company, including, when appropriate, separating the positions of Chairman of the Board and CEO. We believe that the Company and its stockholders benefit from this flexibility, and that the Board is best positioned to make this determination given our directors’ knowledge of the Company’s leadership, strategy, opportunities, and challenges, and the individual expertise and experience each director brings to the Board. We believe that it is in the best interests of the Company and our stockholders for the Board to continue to determine the most effective leadership structure for the Company on a case-by-case basis, rather than take the rigid one-size-fits-all approach to Board leadership, as called for by the stockholder proposal. The proponent asserts that it is a best practice to adopt the proposed policy; however, only a minority of the S&P 500 have an independent board chair.
The Company’s Current Board Leadership Structure and Governance Practices Provide Robust and Effective Independent Board Oversight. The Board is committed to strong, independent Board leadership and views the provision of independent and objective oversight as central to effective Board governance and to acting in the best interests of the Company and our stockholders. The Company’s current Board leadership structure is designed to meet Verisign’s unique business needs and build on the strengths of our Board. The Board has determined that its current leadership structure represents an appropriate structure for the Board. In particular, this structure capitalizes on the expertise and experience of Messrs. Bidzos and Moore due to their service to the Board. The structure permits Mr. Bidzos to engage in the operations of the Company in a more in-depth way as Executive Chairman and Chief Executive Officer, while empowering Mr. Moore to undertake robust duties that provide meaningful challenge and independent oversight.
Our Lead Independent Director Provides Robust Board Leadership and Works with the Other Independent Directors to Provide Oversight and Constructive Challenge of Management. Our Lead Independent Director is elected by the independent directors of the Board and has specifically-enumerated powers and responsibilities set forth in our Corporate Governance Principles. By exercising those powers and responsibilities, our Lead Independent Director provides substantially the same leadership, oversight and benefits to the Company and Board that would be provided by an independent chairman.
The Lead Independent Director’s significant powers and responsibilities include:
•Presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;
•Serving as liaison between the Chairman of the Board and the independent directors;
•Working with the Chairman of the Board to facilitate timely and appropriate information flow to the Board;
•Reviewing and approving agendas and schedules for meetings of the Board;
•Meeting with significant stockholders, as appropriate;
•Authority to call meetings and executive sessions of the independent directors;
•Solicit comments and feedback from each director on the operation of the Board and its committees for areas of improvement; and
•Exercising such other powers and duties as from time to time may be assigned to the Lead Independent Director by the Board.
This list of duties for our Lead Independent Director, contrary to the proponent’s characterization, in fact represents best practices. Indeed, the proponent criticizes this list because specified duties could be shared with other directors or could be accomplished by others. However, contrary to the proponent’s criticism, our Corporate Governance Principles expressly delegate specified duties to the lead independent director, whether or not such duties could be shared or accomplished by others.
The Board Annually Evaluates and Reviews the Board’s Leadership Structure. In keeping with its responsibilities under our Corporate Governance Principles, the Board annually evaluates the Board’s leadership structure, taking into consideration governance best practices, stockholder feedback, and the needs and characteristics of the Company and our Board, to assure there is strong, independent Board leadership in place to provide robust and effective independent oversight of management.

2023 Proxy Statement	55

Proposal 5—Stockholder Proposal Regarding an Independent Chair Policy
After careful consideration, the Board determined that the Company and its stockholders would be best served by a leadership structure in which Mr. Bidzos serves as both Executive Chairman and CEO, counterbalanced by Mr. Moore serving as the Board’s Lead Independent Director with the robust, well-defined leadership powers and responsibilities described above. At this time, the Board believes having one leader in both roles provides decisive and effective leadership internally and externally. This is based on the independent directors’ conclusion that Mr. Bidzos has:
–extensive knowledge of the domain name industry, including the technology, regulatory and market environment in which we operate;
–the strategic vision and leadership necessary to navigate the ever-changing security environment and market conditions; and
–detailed institutional knowledge of the Company and industry experience from serving as founder and CEO.
The Board also receives feedback through our regular engagement with stockholders in order to better understand their priorities and perspectives on the Company’s corporate governance policies and practices.
Our Board Leadership Structure Benefits from the Experiences and Qualifications of our strong Lead Independent Director. In February 2022, the independent directors of the Board elected Mr. Moore to serve as the Board’s current Independent Lead Director. Mr. Moore brings significant expertise in general management, sales, technology, cybersecurity, and strategic planning in the telecommunications industry, and contributes operational knowledge of important inputs to the Company’s businesses and provides valuable experience in areas of business administration. Mr. Moore also has extensive public company board experience, having served on several other boards of directors, including service on the audit, compensation, and corporate governance committees of certain of those boards, providing him with valuable expertise in providing robust, independent board-level oversight.
The Company’s Other Strong Governance Policies Further Empower Stockholders and Promote Board Accountability. The Board is committed to strong and effective corporate governance and responsiveness to stockholders, and the Board regularly evaluates and refines our corporate governance policies and procedures to take into account evolving best practices and to address feedback provided by our stockholders. The Board has adopted a number of policies and practices that provide our stockholders with additional opportunities to have their voices heard and that encourage effective, independent Board oversight of Company management as discussed on page 6 under “Corporate Governance Highlights.”

AGAINST	The Board recommends a vote AGAINST this stockholder proposal.

56	VeriSign, Inc.

Stock Ownership Information
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2023, except as otherwise indicated, by:
•each current stockholder who is known by us to own beneficially more than 5% of our common stock;
•each current director;
•each of our named executive officers listed in the Summary Compensation Table in “Executive Compensation” elsewhere in this Proxy Statement; and
•all current directors and Executive Officers as a group.
Shares of common stock that are issuable upon vesting of RSUs within 60 days of March 31, 2023 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such RSUs but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes following the table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

BENEFICIAL OWNERSHIP TABLE

	SHARES BENEFICIALLY OWNED
NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER(1)	PERCENT(1)
Greater Than 5% Stockholders
Warren Buffett(2)	12,815,613	12.28%
Berkshire Hathaway, Inc.
3555 Farnam Street
Omaha, NE 68131
The Vanguard Group(3)	10,391,118	9.96%
100 Vanguard Boulevard
Malvern, PA 19355
BlackRock, Inc.(4)	8,564,188	8.21%
55 East 52nd Street
New York, NY 10055
Directors and Named Executive Officers
D. James Bidzos(5)	617,767	*
Courtney D. Armstrong	2,567	*
Yehuda Ari Buchalter	3,349	*
Kathleen A. Cote	28,759	*
Thomas F. Frist III	13,631	*
Jamie S. Gorelick	18,728	*
Roger H. Moore	42,215	*
Timothy Tomlinson(6)	15,000	*
Todd B. Strubbe(7)	101,344	*
George E. Kilguss, III(8)	90,812	*
Danny R. McPherson (9)	13,009	*
Thomas C. Indelicarto(10)	31,140	*
All current directors and Executive Officers as a group (12 persons)(11)	978,321	*
*Less than 1% of Verisign’s outstanding common stock.
(1)The percentages are calculated using 104,327,955 outstanding shares of common stock on March 31, 2023, as adjusted pursuant to Rule 13d-3(d)(1)(i). Pursuant to Rule 13d-3(d)(1) of the Exchange Act, beneficial ownership information for each person also includes any shares of common stock that are issuable to such person upon vesting of RSUs within 60 days of March 31, 2023.

2023 Proxy Statement	57

Stock Ownership Information
(2)Based on a Schedule 13G/A filed with the SEC on February 16, 2021, by Warren E. Buffett, Berkshire Hathaway, Inc. and other reporting persons with respect to the beneficial ownership of 12,815,613 shares, as of December 31, 2020. Berkshire Hathaway, Inc., is a diversified holding company which Mr. Buffett may be deemed to control. Mr. Buffett and Berkshire Hathaway share voting and dispositive power over 12,815,613 of these shares, which include shares beneficially owned by certain subsidiaries of Berkshire Hathaway. National Indemnity Company and GEICO Corporation each share voting and dispositive power over 7,905,481 of these shares.
(3)Based on a Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group with respect to the beneficial ownership of 10,391,118 shares, as of December 31, 2022. The Vanguard Group has shared voting power over 131,390 of these shares, sole dispositive power over 10,008,881 of these shares, and shared dispositive power over 382,237 of these shares.
(4)Based on a Schedule 13G/A filed with the SEC on February 3, 2023, by BlackRock, Inc. with respect to the beneficial ownership of 8,564,188 shares, as of December 31, 2022. BlackRock, Inc. has sole voting power over 7,770,594 of these shares and sole dispositive power over all 8,564,188 of these shares.
(5)Includes 2,973 RSUs vesting within 60 days of March 31, 2023, held directly by Mr. Bidzos.
(6)Includes 15,000 shares held by the Tomlinson Family Trust, under which Mr. Tomlinson and his spouse are co-trustees.
(7)Includes 1,441 RSUs vesting within 60 days of March 31, 2023, held directly by Mr. Strubbe.
(8)Includes 1,147 RSUs vesting within 60 days of March 31, 2023, held directly by Mr. Kilguss.
(9)Includes 1,050 RSUs vesting within 60 days of March 31, 2023, held directly by Mr. McPherson.
(10)Includes 863 RSUs vesting within 60 days of March 31, 2023, held directly by Mr. Indelicarto.
(11)Includes the shares described in footnotes (5)-(10).
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. We file Section 16(a) reports on behalf of our directors and Executive Officers to report their initial and subsequent changes in beneficial ownership of our common stock. Based solely on a review of the reports we filed on behalf of our directors and Executive Officers, or written representations from reporting persons that all reportable transactions were reported, the Company believes that all Section 16(a) filing requirements applicable to our directors and Executive Officers were complied with for 2022, except that a Form 4 was inadvertently filed late for Mr. Bidzos because of an administrative error by the Company and for Mr. Frist because of late notice by an advisor to several trusts for which Mr. First serves as trustee.
Stock Ownership Policies
Stock Retention Policy
Our stock retention policy applies to our employees at the Senior Vice President level and above, officers who are subject to the provisions of Section 16 of the Exchange Act (“Section 16 Officers”), and board members.
Ownership levels are set as a multiple of base salary or annual retainer and are as follows:
•Directors: 10x Annual Retainer
•CEO: 6x Base Salary
•Section 16 Officers, Executive Vice Presidents and Senior Vice Presidents, other than the CEO: 2x Base Salary
The stock retention policy requires participants to retain 50% of their shares received from equity awards (net of taxes) until they reach the required minimum ownership level, and that the required minimum number of shares must be held until six months after the participant ceases employment or board service with the Company. We believe requiring executives and board members to continue to retain stock after their service with the Company ceases aligns our executives’ interests with the long-term interests of our stockholders.
Insider Trading Policy
Our Insider Trading Policy prohibits our directors and employees (including our executives) from (i) trading in our securities, including derivative securities, while aware of material non-public information or (ii) disclosing material non-public information to unauthorized persons outside of the Company. In addition, under our Insider Trading Policy, our directors and executives may only trade in our securities during approved trading windows after our Compliance Officer has pre-approved the trade.
Our insider trading policies and procedures governing the purchase, sale, and other dispositions of their securities by directors, officers, and employees, or the registrant itself are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and any listing standards applicable to the registrant.

58	VeriSign, Inc.

Stock Ownership Information
No Shorting, Hedging, or Pledging Allowed
Our Insider Trading Policy also prohibits our directors and employees (including our executives) from (i) trading in any interest or position relating to the future price of our securities, such as a put, call or short sale, other than a cashless exercise of an option through a broker, (ii) engaging in hedging or monetization transactions using our securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds, or (iii) holding our securities in a margin account or otherwise pledging our securities as collateral.

2023 Proxy Statement	59

Information About the Meeting
The Annual Meeting will be held at our corporate offices located at 12061 Bluemont Way, Reston, Virginia 20190 on Thursday, May 25, 2023, at 10:00 a.m., Eastern Time.
Only holders of record of our common stock at the close of business on March 31, 2023, which is the record date, will be entitled to vote at the Annual Meeting. This Proxy Statement and related proxy materials were first made available to stockholders on April 11, 2023. Our 2022 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2022, is enclosed with this Proxy Statement for stockholders receiving a paper copy of proxy materials. This Proxy Statement, together with our 2022 Annual Report, can be accessed on our Investor Relations website at https://investor.verisign.com, or at www.edocumentview.com/vrsn.
Each proxy received will be voted in accordance with the instructions specified in the proxy. Unless contrary instructions are specified, if the proxy is submitted (and not revoked) prior to the Annual Meeting, the shares of Verisign common stock represented by the proxy will be voted: (1) FOR the election of each of the eight director candidates nominated by the Board (Proposal 1); (2) FOR the non-binding, advisory resolution to approve Verisign’s executive compensation (Proposal 2); (3) ONE YEAR for the advisory vote on the frequency of future advisory votes to approve executive compensation (Proposal 3); (4)  FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023 (Proposal 4); and (5) AGAINST the stockholder proposal, if properly presented at the Annual Meeting, regarding an Independent Chair Policy (Proposal 5); in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.
Voting Rights
At the close of business on the record date, we had 104,327,955 shares of common stock outstanding and entitled to vote. Holders of our common stock are entitled to one vote for each share held as of the record date.
Quorum, Effect of Abstentions and Broker Non-Votes, Vote Required to Approve the Proposals
A majority of the shares of our common stock outstanding and entitled to vote must be present or represented by proxy at the Annual Meeting in order to have a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum. Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion, but are not permitted to vote on certain proposals and may elect not vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Abstentions occur when you provide voting instructions but instruct the broker to abstain from voting on a particular matter instead of voting for or against the matter.
If a quorum is present at the Annual Meeting, to be elected, a nominee for director must receive a majority of the votes cast (the number of shares voted “for” that nominee must exceed the number of votes cast “against” that nominee). Under this voting standard, abstentions and broker non-votes will not affect the voting outcome. Stockholders may not cumulate votes in the election of directors.
If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our Corporate Governance Principles, each director that is not reelected by the stockholders must offer to resign, subject to acceptance by the Board. Each director submits an irrevocable letter of resignation for this purpose. When such a resignation offer is made, the Corporate Governance and Nominating Committee makes a recommendation to the Board with respect to the resignation offer and the Board must then determine whether to accept or reject the resignation offer and publicly disclose its decision and the rationale therefor within 90 days following the date of the certification of the relevant election results.
If a quorum is present at the Annual Meeting, approval of the proposals for:
•the non-binding, advisory resolution to approve Verisign’s executive compensation (Proposal 2);
•the non-binding, advisory vote on the frequency of future advisory votes to approve executive compensation (Proposal 3);
•the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 (Proposal 4); and
•the stockholder proposal, if properly presented at the Annual Meeting, regarding an Independent Chair Policy (Proposal 5).

60	VeriSign, Inc.

Information About the Meeting
requires, in each case, the affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote on the matter. Under this voting standard, abstentions will have the effect of votes cast against the proposal, and broker non-votes will not affect the voting outcome.
The inspector of elections appointed for the Annual Meeting will separately tabulate for and against votes, abstentions, and broker non-votes.
Adjournment of Annual Meeting
In the event that a quorum shall fail to attend the Annual Meeting, either present or represented by proxy at the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting, or alternatively, the holders of a majority of the shares of our common stock entitled to vote who are present or represented by proxy may adjourn the Annual Meeting. Any such adjournment proposed by a stockholder or person named as a proxy would require the affirmative vote of the majority of the shares present or represented by proxy at the Annual Meeting.
Expenses of Soliciting Proxies
Verisign will bear the expenses of soliciting proxies to be voted at the Annual Meeting. Verisign intends to retain Morrow Sodali LLC for various services related to the solicitation of proxies, which we anticipate will cost approximately $35,000, plus reimbursement of expenses. Following the original mailing of the Notice Regarding the Availability of Proxy Materials and paper copies of proxy materials, we and/or our agents may also solicit proxies by mail, telephone, electronic transmission, including email, or in person. Following the original mailing of the Notice Regarding the Availability of Proxy Materials and paper copies of the proxy materials, we will request that brokers, custodians, nominees, and other record holders of our shares forward copies of the proxy materials to persons for whom they hold shares and request authority for the exercise of proxies. In such cases, we will reimburse the record holders for their reasonable expenses if they ask us to do so.
Internet and Telephone Voting
If you hold your shares as a stockholder of record as of the record date, you can simplify your voting process and save the Company expense by voting your shares by telephone at 1-800-652-VOTE (8683) or on the internet at
www.envisionreports.com/VRSN 24 hours a day, seven days a week. Telephone and internet voting are available through 12:00 a.m. Eastern Time on the day of the Annual Meeting. More information regarding internet voting is given on the Notice Regarding the Availability of Proxy Materials. If you hold your shares as of the record date through an intermediary, such as a bank or broker, the intermediary should provide you with separate instructions on a form you will receive from them. Many such intermediaries make telephone or internet voting available, but the specific processes available will depend on those intermediaries’ individual arrangements.
Revocability of Proxies
If you hold your shares as a stockholder of record, you may revoke any proxy that is not irrevocable by attending and voting at the Annual Meeting or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Company. If you hold your shares through an intermediary, such as a bank or broker, you must follow the instructions provided by the intermediary to change or revoke your voting instructions.
Householding
A number of brokerage firms have instituted a procedure called “householding,” which has been approved by the SEC. Under this procedure, the firm delivers only one copy of the Notice Regarding the Availability of Proxy Materials or one copy of this Proxy Statement, together with our 2022 Annual Report, as the case may be, to multiple stockholders who share the same address and have the same last name, unless it has received contrary instructions from an affected stockholder. If your shares are held in “street name” and you would like to receive only one copy of these materials (instead of separate copies) in the future, please contact your bank, broker, or other holder of record to request information about householding. If you would like to receive an individual copy of the Notice Regarding the Availability of Proxy Materials or an individual copy of this Proxy Statement, together with our 2022 Annual Report, as the case may be, now or in the future, we will promptly deliver these materials to you upon request to VeriSign, Inc., 12061 Bluemont Way, Reston, Virginia 20190, Attention: Secretary or (703) 948-3200.

2023 Proxy Statement	61

Other Information
Stockholder Proposals and Nominations for the 2024 Annual Meeting of Stockholders
We strongly encourage any stockholder interested in submitting a stockholder proposal to contact our Secretary in advance of the applicable deadline described below to discuss the proposal. Our Corporate Governance and Nominating Committee reviews all stockholder proposals and makes recommendations to the Board for action on such proposals. For information on recommending individuals for consideration as director nominees, see “Corporate Governance—Board Structure and Operations” elsewhere in this Proxy Statement.
We engage in a continuous quality improvement approach to corporate governance practices. We monitor and evaluate trends and events in corporate governance and compare and evaluate new developments against our current practices; we understand that corporate governance is not in a static state with regard to numerous topic areas. We seek and receive input from stockholders and other commentators on our practices and policies, and our Board and our Corporate Governance and Nominating Committee consider this input when reviewing proposals to change practices or policies.
Proposals for Inclusion in Proxy Statement
Under Rule 14a-8 of the Exchange Act, some stockholder proposals may be eligible for inclusion in our Proxy Statement for our 2024 Annual Meeting of Stockholders (other than nominees for director). These stockholder proposals must comply with Rule 14a-8 and must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8, to our Secretary at VeriSign, Inc., 12061 Bluemont Way, Reston, Virginia 20190. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received. We must receive all submissions no later than 6:00 p.m. Eastern Time on December 13, 2023. Submitting a stockholder proposal does not guarantee that we will include it in our Proxy Statement for our 2024 Annual Meeting of Stockholders.
Director Nominations for Inclusion in Proxy Statement (Proxy Access)
Our Bylaws permit a stockholder (or a group of up to 20 stockholders) that has continuously owned at least 3% of the outstanding shares of our common stock entitled to vote in the election of directors for at least three years, to nominate and include in our Proxy Statement for an annual meeting of stockholders up to the greater of two individuals or 20% of the number of the directors then in office so long as the nominating stockholder(s) and the nominee(s) satisfy the eligibility, procedural, and disclosure requirements in our Bylaws. For our Proxy Statement for our 2024 Annual Meeting of Stockholders, notice of a proxy access nomination must be delivered to our Secretary at VeriSign, Inc., 12061 Bluemont Way, Reston, Virginia 20190 no earlier than 6:00 p.m. Eastern Time on November 13, 2023, and no later than 6:00 p.m. Eastern Time on December 13, 2023.The notice must include the information required by our Bylaws, including information concerning the nominee and information about the stockholder’s ownership of and agreements related to our common stock. If our 2024 Annual Meeting of Stockholders is held more than 30 days before or after the anniversary of our 2023 Annual Meeting of Stockholders, a stockholder seeking to nominate a candidate for election to the Board pursuant to the proxy access provisions of our Bylaws must submit notice of any such nomination no earlier than 6:00 p.m. Eastern Time on the 150th day prior to our 2024 Annual Meeting of Stockholders and no later than 6:00 p.m. Eastern Time on the later of the 120th day prior to our 2024 Annual Meeting of Stockholders or the 10th day following the day on which the date of our 2024 Annual Meeting of Stockholders is first publicly announced by us.
Other Proposals and Nominations
Our Bylaws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of our stockholders, but which are not included in our Proxy Statement for that meeting. Under the advance notice provisions of our Bylaws, written notice of any such nominations for directors or other business proposals must be delivered to our Secretary at VeriSign, Inc., 12061 Bluemont Way, Reston, Virginia 20190, no earlier than 6:00 p.m. Eastern Time on January 26, 2024 and no later than 6:00 p.m. Eastern Time on February 25, 2024. The notice must include the information required by these advance notice provisions. If our 2023 Annual Meeting of Stockholders is held more than 30 days before or more than 60 days after the anniversary of our 2023 Annual Meeting of Stockholders, a stockholder seeking to nominate a candidate for election to the Board or propose any business at our 2024 Annual Meeting of Stockholders, pursuant to these advance notice provisions, must submit notice of any such nomination or proposed business or no earlier than 6:00 p.m. Eastern Time on the 120th day prior to our 2024 Annual Meeting of Stockholders and no later than 6:00 p.m. Eastern Time on the later of the 90th day prior to our 2024 Annual Meeting of Stockholders or the 10th day following the day on which the date of our 2024 Annual Meeting of Stockholders is first publicly announced by us. These advance notice provisions are separate from the requirements that a stockholder must meet in order to have a nominee or proposal included in the Proxy Statement.

62	VeriSign, Inc.

Other Information
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Verisign’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 6:00 p.m. Eastern Time, Tuesday, March 26, 2024 (or, if the 2024 Annual Meeting of Stockholders is called for a date that is more than 30 days before or more than 30 days after such anniversary date, then notice must be provided not later than the close of business on the later of 60 calendar days prior to the 2024 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the 2024 Annual Meeting of Stockholders is first made by the Company). The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our Bylaws as described above.
Other Business
The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, the proxies received will be voted in accordance with the best judgment of the persons voting such proxies.
Whether or not you expect to attend the Annual Meeting, please complete the proxy electronically as described on the Notice Regarding the Availability of Proxy Materials and under “Information About the Meeting—Internet and Telephone Voting” in this Proxy Statement, or alternatively, if you have received paper copies of our proxy materials, please complete, date, sign, and promptly return the proxy card or voting instruction form in the enclosed postage paid envelope or cast your vote by phone so that your shares may be represented at the Annual Meeting.
Communicating with Verisign
Visit our main website at https://www.verisign.com for additional information regarding our products and services, capabilities, technologies, and customer support. Our Investor Relations website at https://investor.verisign.com contains key corporate governance documents, financial information, links to our SEC filings, and a copy of this Proxy Statement, together with our 2022 Annual Report. The contents of our websites are not incorporated by reference into this Proxy Statement.
A copy of this Proxy Statement, together with our 2022 Annual Report, will be sent without charge to any stockholder who requests it. Please direct your requests to Verisign Investor Relations at ir@verisign.com (and specify your mailing address).
If you have any questions concerning the Annual Meeting or the proposals to be voted on at the Annual Meeting, you may submit your questions to the following address:
VeriSign, Inc.
Attention: Investor Relations
12061 Bluemont Way
Reston, Virginia 20190
or via email at ir@verisign.com
Phone: +1 800 922 4917
Int’l: +1 703 948 3447
If you have any questions concerning accounts of stockholders of record, including address changes, name changes, inquiries as to requirements to transfer shares, and similar issues, please contact our transfer agent Computershare by calling (877) 255-1918 (U.S.) or +1 (201) 680-6578 (outside the U.S.), or by accessing their website at https://www.computershare.com/investor.
If you have any questions concerning accounts of stockholders who hold their shares through an intermediary, such as a bank or broker, please contact the intermediary.

2023 Proxy Statement	63

VERISIGN™

VOTE

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MR A SAMPLE
DESIGNATION (IF ANY)
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## Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

**Votes submitted electronically must be received by 12:01 a.m., Eastern Time, on May 25, 2023.**

**Online**
Go to **www.envisionreports.com/vrsn** or scan the QR code — login details are located in the shaded bar below.

**Phone**
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

**Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/vrsn**

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

**A Proposals — The Board of Directors recommends a vote "FOR" each of the nominees for directors in proposal 1, "FOR" proposal 2, "1 YEAR" on Proposal 3, "FOR" proposal 4 and "AGAINST" proposal 5.**

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1. To elect eight directors of the Company, each to serve until the next annual meeting or until a successor has been elected and qualified or until the director's earlier resignation or removal:

| | For | Against | Abstain | | For | Against | Abstain | | For | Against | Abstain |
|---|---|---|---|---|---|---|---|---|---|---|---|
| 01 - D. James Bidzos | ☐ | ☐ | ☐ | 02 - Courtney D. Armstrong | ☐ | ☐ | ☐ | 03 - Yehuda Ari Buchalter | ☐ | ☐ | ☐ |
| 04 - Kathleen A. Cote | ☐ | ☐ | ☐ | 05 - Thomas F. Frist III | ☐ | ☐ | ☐ | 06 - Jamie S. Gorelick | ☐ | ☐ | ☐ |
| 07 - Roger H. Moore | ☐ | ☐ | ☐ | 08 - Timothy Tomlinson | ☐ | ☐ | ☐ | | | | |

| | For | Against | Abstain |
|---|---|---|---|
| 2. To approve, on a non-binding, advisory basis, the Company's executive compensation. | ☐ | ☐ | ☐ |
| 4. To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023. | ☐ | ☐ | ☐ |

| | 1 Year | 2 Years | 3 Years | Abstain |
|---|---|---|---|---|
| 3. To vote, on a non-binding, advisory basis, on the frequency of future advisory votes to approve executive compensation. | ☐ | ☐ | ☐ | ☐ |

| | For | Against | Abstain |
|---|---|---|---|
| 5. To vote on a stockholder proposal, if properly presented at the meeting, regarding an independent chair policy. | ☐ | ☐ | ☐ |

**B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

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03SI3B

## 2023 Annual Meeting of Stockholders of VeriSign, Inc. will be held
## Thursday, May 25, 2023 at 10:00 a.m. Eastern Time
## VeriSign, Inc
## 12061 Bluemont Way, Reston, Virginia 20190

**Upon arrival, please present this admission ticket and photo identification at the registration desk.**

**Small steps make an impact.**
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/vrsn

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

# Proxy — VeriSign, Inc.

## 2023 Annual Meeting of Stockholders
### Proxy Solicited by Board of Directors for Annual Meeting — (Thursday, May 25, 2023)

The undersigned stockholder hereby appoints D. James Bidzos, Todd B. Strubbe, George E. Kilguss, III, and Thomas C. Indelicarto, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, when properly executed, as designated on the reverse side of this proxy, all of the shares of Common Stock of VERISIGN, INC. that the undersigned stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 12061 Bluemont Way, Reston, Virginia 20190 at 10:00 a.m. Eastern Time on May 25, 2023 and any adjournment or postponement thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

**This proxy, when properly executed and returned, will be voted as directed on the reverse side of this proxy by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR each of the nominees for directors in proposal 1, FOR proposal 2, 1 YEAR on Proposal 3, FOR proposal 4 and AGAINST proposal 5. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxies upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof (including, if applicable, on any matter which the board of directors did not know would be presented at the annual meeting of stockholders by a reasonable time before the proxy solicitation was made or for the election of a person to the board of directors if any director nominee named in proposal 1 becomes unable to serve or for good cause will not serve).**

This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the laws of the State of Delaware and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto.

### C Non-Voting Items

**Change of Address** — Please print new address below.

**Comments** — Please print your comments below.

**Meeting Attendance**
Mark box to the right if you plan to attend the Annual Meeting. ☐